===============================================================================


                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )


Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement         [   ]  CONFIDENTIAL, FOR USE OF THE
                                                  COMMISSION ONLY (AS PERMITTED
                                                  BY RULE 14A-6(E)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to section 240.14a-11(c) or section 240.14a-12

                            R. G. BARRY CORPORATION
--------------------------------------------------------------------------------
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


--------------------------------------------------------------------------------
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------

       (2) Aggregate number of securities to which transaction applies:

           ---------------------------------------------------------------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           ---------------------------------------------------------------

       (4) Proposed maximum aggregate value of transaction:
                                                            ---------------

       (5) Total fee paid:
                           ------------------------------------------------

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:
                                  ----------------------------------------
       (2) Form, Schedule or Registration Statement No.:
                                                        ------------------
       (3) Filing Party:
                        --------------------------------------------------
       (4) Date Filed:
                      ----------------------------------------------------


===============================================================================

                          R. G. Barry Corporation Logo

                            R. G. BARRY CORPORATION
                           13405 YARMOUTH ROAD, N.W.
                            PICKERINGTON, OHIO 43147

                                                                  March 28, 1997

Dear Fellow Shareholders:

     You are cordially invited to attend the 1997 Annual Meeting of Shareholders (the "Annual Meeting") of R. G. Barry Corporation (the "Company"), which will be held at 2:30 p.m., local time, on Friday, May 16, 1997, at the Company's executive offices located at 13405 Yarmouth Road, N.W., Pickerington, Ohio 43147.

     The formal Notice of Annual Meeting of Shareholders and Proxy Statement are enclosed. This year you are being asked to elect three directors, to approve an amendment to the Company's Articles of Incorporation to increase the authorized number of common shares of the Company from 15,000,000 to 22,500,000 and to approve the R. G. Barry Corporation 1997 Incentive Stock Plan.

     Your Board of Directors believes that these proposals are in the best interests of the Company and all its shareholders and recommends that you vote "FOR" each proposal. The proposals and the reasons for our recommendation are set forth in the accompanying Proxy Statement, which you are asked to read at your earliest convenience.

     Whether or not you plan to attend the Annual Meeting and regardless of the number of common shares of the Company you own, it is important that your common shares be represented and voted at the Annual Meeting. Accordingly, after reading the enclosed Proxy Statement, please complete, sign and date the enclosed proxy card and mail it promptly in the reply envelope provided for your convenience.

     Thank you for your continued support.

                                          Very truly yours,

                                      /s/ Gordon Zacks
                                          Gordon Zacks,
                                          Chairman of the Board, President
                                            and Chief Executive Officer

                          R. G. Barry Corporation Logo

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            R. G. BARRY CORPORATION
                           13405 YARMOUTH ROAD, N.W.
                            PICKERINGTON, OHIO 43147
                                 (614) 864-6400

                                                              Pickerington, Ohio
                                                                  March 28, 1997

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of R. G. Barry Corporation (the "Company") will be held at the executive offices of the Company at 13405 Yarmouth Road, N.W., Pickerington, Ohio 43147, on Friday, May 16, 1997, at 2:30 p.m., local time, for the following purposes:

     1. To elect three directors to serve for terms of three years each.

     2. To consider and vote upon a proposal to adopt an amendment to Paragraph I of Article FOURTH of the Company's Articles of Incorporation which would increase the authorized number of common shares, $1.00 par value, of the Company from 15,000,000 to 22,500,000 common shares.

     3. To consider and vote upon a proposal to approve the R. G. Barry Corporation 1997 Incentive Stock Plan.

     4. To transact such other business as may properly come before the Annual Meeting and any adjournment(s) thereof.

     Shareholders of record at the close of business on March 17, 1997, will be entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment(s) thereof.

     You are cordially invited to attend the Annual Meeting. The vote of each shareholder is important, whatever the number of common shares held. Whether or not you plan to attend the Annual Meeting, please sign, date and return your proxy promptly in the enclosed envelope. Should you attend the Annual Meeting, you may revoke your proxy and vote in person. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy.


                                          By Order of the Board of Directors,

                                      /s/ Gordon Zacks
                                          Gordon Zacks,
                                          Chairman of the Board, President
                                            and Chief Executive Officer

                            R. G. BARRY CORPORATION
                           13405 YARMOUTH ROAD, N.W.
                            PICKERINGTON, OHIO 43147
                                 (614) 864-6400

                                PROXY STATEMENT

     This Proxy Statement and the accompanying proxy are being mailed to shareholders of R. G. Barry Corporation, an Ohio corporation (the "Company"), on or about March 28, 1997, in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") on Friday, May 16, 1997, or at any adjournment(s) thereof. The Annual Meeting will be held at 2:30 p.m., local time, at the Company's executive offices at 13405 Yarmouth Road, N.W., Pickerington, Ohio. The facility is located east of Columbus, Ohio, immediately south of the intersection of Interstate 70 and State Route 256.

     A proxy for use at the Annual Meeting accompanies this Proxy Statement and is solicited by the Board of Directors of the Company. A shareholder of the Company may use his proxy if he is unable to attend the Annual Meeting in person or wishes to have his common shares of the Company voted by proxy even if he does attend the Annual Meeting. Without affecting any vote previously taken, any shareholder executing a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company, at the address of the Company set forth on the cover page of this Proxy Statement, written notice of such revocation; by executing a later-dated proxy which is received by the Company prior to the Annual Meeting; or by attending the Annual Meeting and giving notice of such revocation in person. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy.

     The Company will bear the costs of preparing and mailing this Proxy Statement, the accompanying proxy and any other related materials and all other costs incurred in connection with the solicitation of proxies on behalf of the Board of Directors. The Company has engaged D. F. King & Co., Inc. to assist in the solicitation of proxies from shareholders at a fee of not more than $4,000 plus reimbursement of reasonable out-of-pocket expenses. In addition, proxies may be solicited, for no additional compensation, by officers, directors or employees of the Company by further mailing, by telephone or by personal contact. The Company will also pay the standard charges and expenses of brokerage houses, voting trustees, banks, associations and other custodians, nominees and fiduciaries, who are record holders of common shares of the Company not beneficially owned by them, for forwarding such materials to, and obtaining proxies from, the beneficial owners of such common shares.

     The Annual Report to the Shareholders of the Company for the fiscal year ended December 28, 1996 (the "1996 fiscal year") is enclosed herewith.

                            VOTING AT ANNUAL MEETING

     Only shareholders of the Company of record at the close of business on March 17, 1997, are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment(s) thereof. At the close of business on March 17, 1997, 9,444,800 common shares were outstanding and entitled to vote. Each common share of the Company entitles the holder thereof to one vote on each matter to be submitted to shareholders at the Annual Meeting. A quorum for the Annual Meeting is a majority of the outstanding common shares.

     Common shares represented by signed proxies that are returned to the Company will be counted toward the quorum in all matters even though they are marked as "Abstain," "Against" or "Withhold Authority" on one or more or all matters or they are not marked at all. Broker/dealers who hold their customers' shares in street name may, under the applicable rules of the exchange and other self-regulatory organizations of which the broker/dealers are members, sign and submit proxies for such common shares and may vote such common shares on routine matters, which, under such rules, typically include the election of directors, but broker/dealers may not vote such common shares on other matters, which typically include amendments to the articles of incorporation of a corporation and the approval of certain compensation plans, without specific instructions from the customer who owns such common shares. Proxies signed and submitted by broker/dealers which have not been voted on certain matters as described in the previous sentence are referred to as broker non-votes. Such proxies count toward the establishment of a quorum.

                                SHARE OWNERSHIP

     The following table sets forth certain information with respect to those persons known to the Company to be the beneficial owners of more than five percent (5%) of the outstanding common shares of the Company as of March 17, 1997 (unless otherwise indicated):

                                                     AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                ------------------------------------------------------------------------------------
                                SOLE VOTING                        SOLE          SHARED
                                    AND         SOLE VOTING     INVESTMENT     VOTING AND       SHARED                   PERCENT
NAME AND ADDRESS OF BENEFICIAL  INVESTMENT         POWER          POWER        INVESTMENT     INVESTMENT                    OF
OWNER                              POWER           ONLY            ONLY          POWER        POWER ONLY      TOTAL      CLASS(1)
------------------------------- -----------     -----------     ----------     ----------     ----------     -------     --------
Gordon Zacks                      494,894(2)      447,126(3)       --             --             --          942,020        9.8%
13405 Yarmouth Road, N.W.
Pickerington, OH 43147
Florence Zacks Melton              36,882          --             447,126(3)      --             --          484,008        5.1%
1000 Urlin Avenue
Columbus, OH 43212
Dimensional Fund Advisors Inc.    326,382(4)       --             199,835(4)      --             --          526,217(4)     5.6%
1299 Ocean Avenue
11th Floor
Santa Monica, CA 90401
Wellington Management Company,     --              --              --            549,866(5)     414,200(5)   964,066(5)    10.2%
  LLP
75 State Street
Boston, MA 02109

---------------

(1) The percent of class is based upon the sum of 9,444,800 common shares outstanding on March 17, 1997, and the number of common shares, if any, as to which the named person has the right to acquire beneficial ownership upon the exercise of options exercisable within 60 days of March 17, 1997.

(2) Includes 137,930 common shares deposited in the Zacks-Streim Voting Trust, as amended (the "Voting Trust"), by Mr. Zacks of which he is the beneficial owner (see Note (3) below), 221,723 common shares held of record by Mr. Zacks, and 135,241 common shares as to which Mr. Zacks has the right to acquire beneficial ownership upon the exercise of options exercisable within 60 days of March 17, 1997. Excludes 14,967 common shares held of record and owned beneficially by the spouse of Mr. Zacks as to which Mr. Zacks has no voting or investment power and disclaims beneficial ownership.

(3) Gordon Zacks is the voting trustee of the Voting Trust and exercises sole voting power as to the 585,056 common shares deposited in the Voting Trust. The beneficial owners of common shares deposited in the Voting Trust retain investment power with respect to such common shares (subject to certain limitations on the right to remove common shares from the Voting Trust). As indicated in Note (2), Mr. Zacks is the beneficial owner of 137,930 of the common shares deposited in the Voting Trust. The number of common shares shown for Mr. Zacks under the heading "Sole Voting Power Only" includes 447,126 common shares deposited in the Voting Trust by Mr. Zacks' mother, Florence Zacks Melton, as trustee under a trust established by the will of Aaron Zacks, deceased. The number of common shares shown for Mrs. Melton under the heading "Sole Investment Power Only" includes these 447,126 common shares. Mr. Zacks is a remainder beneficiary of the trust created by that will. The Voting Trust will continue in existence until October 29, 2005, unless extended or terminated in accordance with its terms.

(4) Based on information contained in filings with the Securities and Exchange Commission (the "SEC") (the latest of which is dated February 5, 1997), Dimensional Fund Advisors Inc., a registered investment adviser ("Dimensional"), is deemed to have beneficial ownership of 526,217 common shares as of December 31, 1996, all of which common shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company (the "Fund"), or in series of The DFA Investment Trust Company, a Delaware business trust (the "Trust"), or the DFA Group Trust and DFA

    Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such common shares. Those filings with the SEC also indicate that persons who are officers of Dimensional also serve as officers of the Fund and the Trust. In their capacities as officers of the Fund and the Trust, these persons vote 178,235 common shares which are owned by the Fund and 21,600 common shares which are owned by the Trust.

(5) Based on information contained in filings with the SEC (the latest of which is dated January 24, 1997), Wellington Management Company, LLP, a registered investment adviser ("Wellington"), is deemed to have beneficial ownership of 964,066 common shares as of December 31, 1996, all of which common shares are held of record by clients of Wellington.

     The following table sets forth certain information with respect to the Company's common shares beneficially owned by each of the directors, including those persons nominated for re-election as directors, of the Company, by each of the executive officers of the Company named in the Summary Compensation Table and by all current executive officers and directors of the Company as a group as of March 17, 1997:

                                            AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)
                                           -----------------------------------------------
                                                          COMMON SHARES WHICH
                                            COMMON        CAN BE ACQUIRED UPON
                                            SHARES        EXERCISE OF OPTIONS                PERCENT
                                           PRESENTLY       EXERCISABLE WITHIN                   OF
                  NAME                       HELD               60 DAYS            TOTAL     CLASS(2)
-----------------------------------------  ---------      --------------------   ---------   --------
Gordon Zacks (3).........................    806,779(4)          135,241           942,020      9.8%
Leopold Abraham II.......................      6,666               6,250            12,916      (5)
Philip G. Barach.........................      8,331               6,250            14,581      (5)
Richard L. Burrell (3)...................     36,478(6)           44,721            81,199      (5)
Christian Galvis (3).....................     15,396(7)          113,609           129,005      1.3%
William Giovanello.......................        666               6,250             6,916      (5)
Harvey M. Krueger........................     22,221               6,250            28,471      (5)
Charles E. Ostrander (3).................     78,540(8)           19,167            97,707      1.0%
Edward M. Stan...........................     42,057(9)            6,250            48,307      (5)
Daniel D. Viren (3)......................          0              19,653            19,653      (5)
All current directors and executive
  officers as a group (numbering 11).....  1,020,866             372,181         1,393,047     14.2%

---------------

(1) Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to all of the common shares reflected in the table.

(2) See Note (1) to preceding table.

(3) Executive officer of the Company named in the Summary Compensation Table.

(4) See preceding table and Notes (2) and (3) thereto.

(5) Represents ownership of less than 1% of the outstanding common shares of the Company.

(6) Includes 7,728 common shares held jointly by Mr. Burrell and his spouse.

(7) Excludes 572 common shares held of record and owned beneficially by Mr. Galvis' spouse as to which he exercises no voting or investment power and disclaims beneficial ownership.

(8) Includes 2,118 common shares held jointly by Mr. Ostrander and his spouse, and 1,500 common shares held by Mr. Ostrander as custodian for each of his two minor daughters.

(9) Excludes 2,887 common shares held of record and owned beneficially by Mr. Stan's spouse as to which he exercises no voting or investment power and disclaims beneficial ownership.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     To the Company's knowledge, based solely on a review of the copies of the reports furnished to the Company and written representations that no other reports were required during the 1996 fiscal year, all filing requirements applicable to officers, directors and beneficial owners of more than 10% of the outstanding common shares of the Company under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), were complied with; except that Mr. Barach, a director of the Company, filed late one report covering one transaction and Mr. Stan, a director of the Company, filed late one report covering one transaction.

                             ELECTION OF DIRECTORS

                               (ITEM 1 ON PROXY)

     In accordance with Article SIXTH of the Articles of Incorporation of the Company, three directors are to be elected at the Annual Meeting for terms of three years each and until their respective successors are elected and qualified. It is the intention of the persons named in the accompanying proxy to vote the common shares represented by the proxies received pursuant to this solicitation for the nominees named below who have been designated by the Board of Directors, unless otherwise instructed on the proxy. Under Ohio law and the Company's Regulations, the three nominees receiving the greatest number of votes will be elected as directors.

     The following table gives certain information concerning each nominee for re-election as a director of the Company. Unless otherwise indicated, each person has had the same principal occupation for more than five years.

                                                                           DIRECTOR OF  NOMINEE
                                            POSITION(S) HELD               THE COMPANY  FOR TERM
                                          WITH THE COMPANY AND             CONTINUOUSLY  EXPIRING
        NOMINEE          AGE            PRINCIPAL OCCUPATION(S)               SINCE        IN
------------------------ ---  -------------------------------------------- ----------- ----------
Harvey M. Krueger....... 67   Senior Managing Director, Lehman Brothers,      1980        2000
                              Inc., New York, New York, investment
                                bankers.(1)
William Giovanello...... 77   President of Retail Requisites, Columbus,       1985        2000
                              Ohio, retail consultants.
Leopold Abraham II...... 69   Chairman and Chief Executive Officer of         1993        2000
                                Associated Merchandising Corporation, a
                                retail merchandising and sourcing company,
                                from 1976 until his retirement in 1993.(2)

---------------

(1) Mr. Krueger is also a director of Automatic Data Processing, Inc., IVAX Corporation, Bernard Chaus, Inc. and Electric Fuels Corporation and serves on the Club Mediterranee International Advisory Board.

(2) Mr. Abraham is also a director of Liz Claiborne and Galey & Lord, Inc. and a Trustee of the Smith Barney Shearson Income Funds and the Smith Barney Shearson Equity Funds.

     While it is contemplated that all nominees will stand for re-election, if one or more of the nominees at the time of the Annual Meeting should be unavailable or unable to serve as a candidate for re-election as a director of the Company, the proxies reserve full discretion to vote the common shares represented by the proxies for the re-election of the remaining nominees and for the election of any substitute nominee(s) designated by the Board of Directors. The Board of Directors knows of no reason why any of the above-mentioned persons will be unavailable or unable to serve if reelected to the Board.

     Article SIXTH of the Company's Articles of Incorporation provides that shareholder nominations for election to the Company's Board of Directors must be made in writing and must be delivered or mailed to the Secretary of the Company and received by him not less than 30 days nor more than 60 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 35 days' notice of the meeting is given to the shareholders, such nomination must be mailed or delivered to the Secretary not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed. Such notification must contain the following information as to each proposed nominee who is not an incumbent director: (a) the name, age, business address and, if known, the residence address of each proposed nominee; (b) the principal occupation or employment of each proposed nominee; (c) the total number of common shares that are beneficially owned by each proposed nominee and by the nominating shareholder; and (d) any other information concerning each proposed nominee that must be disclosed of nominees in proxy solicitations pursuant to the SEC proxy rules. Each nomination must be accompanied by the written consent of the proposed nominee to serve as a director. Nominations which the chairman of the Annual Meeting determines are not made in accordance with the foregoing procedure will be disregarded.

     The following table gives certain information concerning the current directors whose terms will continue after the Annual Meeting. Unless otherwise indicated, each person has had the same principal occupation for more than five years.

                                                                      DIRECTOR OF
                                        POSITION(S) HELD              THE COMPANY
                                      WITH THE COMPANY AND            CONTINUOUSLY     TERM
         NAME           AGE         PRINCIPAL OCCUPATION(S)              SINCE      EXPIRES IN
----------------------  --- ----------------------------------------  -----------   ----------
Edward M. Stan........  72  President, Chesta Co., Inc.,                  1971         1998
                            Reynoldsburg, Ohio, importing, since
                              1993; prior thereto, President, Edward
                              M. Stan & Associated Companies,
                              Columbus, Ohio, marketing consultants.
Richard L. Burrell....  64  Senior Vice President -- Finance since        1984         1998
                            1992, Treasurer and Secretary since
                              1976, and Vice President -- Finance
                              from 1976 to 1992, of the Company.
Philip G. Barach......  66  Private Investor; Chairman of the Board       1991         1998
                            from 1968 to 1993, and Chief Executive
                              Officer and President from 1968 to
                              1990, of U.S. Shoe Corporation,
                              Cincinnati, Ohio, shoe
                              manufacturer.(1)
Gordon Zacks..........  64  Chairman of the Board, Chief Executive        1959         1999
                            Officer and, since 1992, President of
                              the Company.
Christian Galvis......  55  Executive Vice President -- Operations        1992         1999
                            since 1992, and Vice
                              President -- Operations from 1991 to
                              1992, of the Company.
Charles E.              48  Executive Vice President -- Sales &
  Ostrander...........      Marketing since 1992, Vice                    1992         1999
                              President -- Sales & Marketing from
                              1990 to 1992, of the Company.

---------------

(1) Mr. Barach is also a director of Union Central Life Insurance Company, Bernard Chaus, Inc., Glimcher Realty REIT and SYMS Corp.

     There are no family relationships among any of the directors, nominees for re-election as directors and executive officers of the Company.

     The Board of Directors of the Company held a total of six meetings during the Company's 1996 fiscal year. Other than Mr. Abraham (who attended 70%), each incumbent director attended 75% or more of the aggregate of the total number of meetings held by the Board of Directors during the period he served as a director and the total number of meetings held by all committees of the Board of Directors on which he served during the period he served.

     The Company's Board of Directors has standing Audit and Compensation Committees. There is no standing Nominating Committee or committee performing similar functions.

     The Audit Committee consists of Leopold Abraham II, Philip G. Barach, William Giovanello, Harvey M. Krueger and Edward M. Stan. The function of the Audit Committee is to review the adequacy of the

Company's system of internal controls, to investigate the scope and adequacy of the work of the Company's independent auditors and to recommend to the Board of Directors a firm to serve as the Company's independent auditors. The Audit Committee met two times during the 1996 fiscal year.

     The Compensation Committee consists of Leopold Abraham II, Philip G. Barach, William Giovanello and Harvey M. Krueger. The function of the Compensation Committee is to review and supervise the operation of the Company's compensation plans, to select those eligible employees who may participate in each plan (where selection is required), to prescribe the terms of any options granted under the Company's stock option plans (where permitted) and its stock purchase plan and to approve the compensation of the Company's executive officers. The Compensation Committee met two times during the 1996 fiscal year.

                                   REPORT OF
                           THE COMPENSATION COMMITTEE
                                       OF
               R. G. BARRY CORPORATION ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") is comprised entirely of non-employee directors. Decisions on compensation of the Company's executive officers generally are made by the Committee, although compensation levels for executive officers other than the Chairman are recommended to the Committee by the Chairman, who has substantially greater knowledge of the contributions made by the executive officers.

COMPENSATION POLICIES TOWARD EXECUTIVE OFFICERS

     In determining the compensation of the Company's executive officers, the Committee seeks to create a compensation program that links compensation to the Company's operational results, rewards above average corporate performance, recognizes individual contribution and achievement and assists the Company in attracting and retaining outstanding executive officers and other key employees. Executive compensation is set at levels that the Committee, with the advice of the Company's executive compensation consultants, believes to be competitive with the compensation paid by other companies that compete with the Company for executive officers and other key employees having the experience and abilities that are necessary to manage the Company's business.

BASE SALARIES

     The base salaries of the Company's executive officers and subsequent adjustments to such base salaries are determined relative to the following factors: (1) the criticality to the Company of the executive officer's job function; (2) the individual's performance in his or her position; (3) the individual's potential to make a significant contribution to the Company in the future; and (4) a comparison of industry pay practices. The Committee believes that all of these factors are important and the relevance of each factor varies from individual to individual. The Committee has not assigned any specific weight to any of these factors in the evaluation of an executive officer's base salary.

     An executive officer's individual performance is measured against goals and objectives that have been previously discussed with the executive officer. Consideration is given to the individual's contribution to the management team and the individual's overall value and contribution to the Company. The Committee relies on the Company's Chairman and Chief Executive Officer to make recommendations to the Committee regarding the appropriate base salaries of the executive officers other than the Chairman. Before making his base salary recommendations to the Committee, the Company's Chairman obtains survey information from one or more executive compensation consulting firms to determine competitive compensation levels in each of the Company's senior management positions. The Company has generally sought to provide base salary that is competitive to the 75% to 90% for small to medium-sized consumer product companies. This comparative data may not include the compensation paid by all of the companies that are included in the "Apparel Industry" index which is used for comparative purposes in the shareholder return graph (see "PERFORMANCE GRAPH"). The Committee believes that it is critically important for the Company to remain competitive in its management salaries in order to attract and retain the small group of senior managers who are key to the Company's success.

ANNUAL PROFIT-SHARING INCENTIVE BONUS PROGRAM

     Since 1989, the Company has provided to its executive officers and other members of management an annual profit-sharing incentive bonus program (the "Incentive Program"). Annual bonus awards are based on the extent to which the Company achieves or exceeds specified annual planned profit goals. The Board of Directors meets during the first quarter of each year to establish the Company's target profit goal (defined as profit before such items as taxes, payments under the Incentive Program and charitable contributions) for the year. The Committee then determines the amount of the target award opportunity (the potential bonus) that is payable by the Company under the Incentive Program for such year at specified levels of attainment of the profit goal. For example, the Committee might determine that an employee will receive 50% of his maximum award opportunity if the Company achieves 100% of the profit goal and 100% of his maximum award opportunity if the Company achieves 120% of the profit goal. The Committee's recommendation with respect to bonuses payable under the Incentive Program at specified threshold levels of profit are submitted to the full Board for final approval.

     Each participant in the Incentive Program is assigned a target award opportunity (stated as a percentage of his base salary) that can be achieved for the year. This percentage is based upon the participant's position and responsibilities and the area of the Company's operations in which the participant serves, with a greater percentage being assigned to those participants who make a larger impact on corporate profits. The target award opportunities for the Company's executive officers are set by the Committee; the target award opportunities for other participants in the Incentive Program are assigned by senior management. A participant is not entitled to receive a bonus unless an acceptable year-end performance evaluation (as determined under the Company's performance evaluation guidelines) has been received from the person to whom such participant reports. Since the Company exceeded the target profit goal established for 1996, all of the participants in the Incentive Program received bonuses based upon 100% of their respective maximum award opportunities under the Program for 1996.

MR. ZACKS' 1996 COMPENSATION

     Mr. Zacks and the Company entered into a four-year Employment Agreement (the "Employment Agreement") in 1994 under which Mr. Zacks is entitled to receive a minimum annual salary of $450,000 plus certain other benefits. The Employment Agreement also provides that during the employment term, Mr. Zacks will be entitled to participate in the Incentive Program at a maximum level equal to 75% of his annual base salary, the specific level of participation to be determined annually by the Committee.

     The Committee can increase Mr. Zacks' base salary above the minimum level established by the Employment Agreement to reflect corporate performance. Mr. Zacks' base salary was increased to $468,000 in 1996, to reflect the Company's 1995 performance. The Committee will evaluate Mr. Zacks' base salary on an annual basis and will determine whether an increase is warranted based on the Committee's consideration of a number of subjective and objective criteria, including the Company's financial results, positive changes in the Company's competitive position, the success of the Company's strategic planning, achievements in the areas of customer satisfaction and product innovation and overall leadership. The Committee feels that all of these factors are significant and, therefore, no specific weight has been assigned to these factors in the evaluation of Mr. Zacks' base salary. Because the Employment Agreement requires that the Company pay to Mr. Zacks a minimum annual base salary, the Committee does not have the ability to reduce the base salary below such minimum to reflect the Company's performance. However, the minimum base salary in the Employment Agreement was established by the Committee based upon advice from a nationally recognized executive compensation consulting firm that the base salary provided for in the Employment Agreement was consistent with base salaries paid to executive officers of comparable companies. This comparative data was compiled and provided by the Company's executive compensation consulting firm and may or may not have included the companies included in the Performance Graph.

     Mr. Zacks' target award opportunity for 1996 was 75% of his base salary, which was established by the Committee in March of 1996. Mr. Zacks' target award opportunity under the Incentive Program for 1996 was determined by the Committee based upon advice of the Company's executive compensation consulting firm regarding the range of performance-based compensation that is provided to chief executive officers of comparable companies. The target profit goal of the Company for 1996, established by the Committee and the Board in early 1996, was exceeded and, as a result, all employees participating in the Incentive Program, including Mr. Zacks, received 100% of his or her target award opportunity. In other words, Mr. Zacks' 1996 bonus was tied directly to the profitability of the Company in 1996.

STOCK-BASED COMPENSATION PLANS

     The Company's long-term compensation program consists primarily of options granted under the Company's employee stock option plans. Awards of options are designed to provide appropriate incentive to employees to continue growth in shareholder value and to assist in the hiring and retention of key employees. All stock options are granted with exercise prices at least equal to the market value of the Company's common shares on the dates of grant. If there is no appreciation in the market value of the Company's common shares, the options are valueless. The Committee grants options based on its subjective determination of the relative current and future contribution that each prospective optionee has or may make to the long-term welfare of the Company. The OPTION GRANTS IN LAST FISCAL YEAR table shows the options granted to each of the named executive officers during the 1996 fiscal year based upon such subjective determination. Each of such options was granted at 100% of the fair market value of the Company's common shares on the date of grant (other than the incentive stock option covering 9,375 common shares granted to Mr. Zacks which was granted at 110% of fair market value). In 1996, incentive stock options were granted to 77 key employees, including the named executive officers, for the purchase of an aggregate of 207,647 common shares at an average price of $12.43 per share. As shown in the OPTION GRANTS IN LAST FISCAL YEAR table, non-qualified stock options were granted to Messrs. Zacks, Galvis and Ostrander at a price of $12.20 per share.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Internal Revenue Code Section 162(m) no longer permits the Company to deduct certain non-performance-based compensation in excess of $1,000,000 per taxable year paid to the Chief Executive Officer and the other four most highly compensated executives required to be named in the Proxy Statement ("Covered Employees"). The Company may continue to deduct compensation paid to its Covered Employees in excess of $1,000,000 if the payment of such compensation qualifies for an exception, including an exception for certain performance-based compensation.

     The Committee believes that Section 162(m) should not cause the Company to be denied a deduction for 1996 compensation paid to the Covered Employees. The Committee will continue to work to structure components of its executive compensation package to achieve maximum deductibility under Section 162(m) while at the same time considering the goals of its executive compensation philosophy.

ADDITIONAL COMPENSATION PLANS

     At various times in the past, the Company has adopted certain broad-based employee benefit plans in which the Company's executive officers are permitted to participate on the same terms as non-executive officer employees who meet applicable eligibility criteria, subject to legal limitations on the amounts that may be contributed or the benefits that may be payable under the plans. Benefits under these plans are not tied to performance.

                    SUBMITTED BY THE COMPENSATION COMMITTEE
                      OF THE COMPANY'S BOARD OF DIRECTORS

Leopold Abraham II                                              Philip G. Barach
William Giovanello, Chairman                                   Harvey M. Krueger

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows, for the last three fiscal years, cash compensation paid by the Company, as well as certain other compensation paid or earned for those years, to the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company in all capacities in which they served. All dollar amounts are rounded down to the nearest whole dollar.

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM COMPENSATION
                                                                                              -----------------------
                                                                                                AWARDS
                                                           ANNUAL COMPENSATION                ----------    PAYOUTS
                                                   ------------------------------------       SECURITIES   ----------
                                                     BASE                                     UNDERLYING      LTIP          ALL
                NAME AND                  FISCAL    SALARY               OTHER ANNUAL          OPTIONS/     PAYOUTS        OTHER
           PRINCIPAL POSITION              YEAR      ($)      BONUS($)  COMPENSATION($)       SARS(#)(1)      ($)       COMPENSATION
----------------------------------------  ------   --------   --------  ---------------       ----------   ----------   ------------
Gordon Zacks:                              1996    $468,000   $351,000      $46,498(2)(3)(4)     18,750     $      0       $4,693(5)
 Chairman of the Board,                    1995    $450,000   $      0      $41,953(2)(4)(6)          0     $      0       $1,456
 Chief Executive Officer                   1994    $450,000   $      0      $41,130(2)(4)(7)     99,999     $      0       $    0
 and President
Charles E. Ostrander:                      1996    $245,000   $147,000      $13,782(2)(3)        12,499     $      0       $2,869(5)
 Executive Vice President--                1995    $235,000   $      0      $13,782(2)(6)             0     $ 11,620       $    0
 Sales & Marketing                         1994    $235,000   $      0      $10,162(2)(7)        55,554     $      0       $    0
Christian Galvis:                          1996    $200,000   $120,000      $10,476(2)(3)        12,499     $      0       $2,494(5)
 Executive Vice President--                1995    $190,000   $      0      $10,427(2)(6)             0     $      0       $  613
 Operations                                1994    $190,000   $      0      $ 8,022(2)(7)        55,554     $      0       $    0
Richard L. Burrell:                        1996    $158,000   $ 94,800      $18,925(2)(3)        12,500     $      0       $  123(5)
 Senior Vice President--                   1995    $151,500   $      0      $19,143(2)(6)             0     $  8,300       $  507
 Finance, Treasurer and                    1994    $151,500   $      0      $18,393(2)(7)        22,222     $  7,200       $    0
 Secretary
Daniel D. Viren:                           1996    $151,000   $ 67,950      $12,689(2)(3)         9,375     $      0       $1,885(5)
 Senior Vice President--                   1995    $141,539   $      0      $12,321(2)(6)             0     $      0       $  469
 Administration                            1994    $135,000   $      0      $11,124(2)(7)        22,222     $      0       $    0

---------------

(1) Reflects adjustments for 5-for-4 share split on June 3, 1996, 4-for-3 share split on September 1, 1995, and for 4-for-3 share split on June 1, 1994.

(2) "Other Annual Compensation" for each of 1996, 1995 and 1994 includes premium payments in the amounts of $19,088, $4,182, $6,165, $9,543 and $4,536 on behalf of Messrs. Zacks, Ostrander, Galvis, Burrell and Viren, respectively, in each case to continue life insurance policies which provide for a level of death benefits not available under the Company's standard group life insurance program.

(3) "Other Annual Compensation" for 1996 also includes the amounts of $18,212, $9,600, $4,311, $9,382 and $8,153 reflecting either the amount of income deemed, under applicable federal income tax regulations, to have been received, as a result of each of their personal use of cars provided by the Company, by, or the car allowance provided to, Messrs. Zacks, Ostrander, Galvis, Burrell and Viren, respectively.

(4) "Other Annual Compensation" for Mr. Zacks includes: (a) payments of $4,252, $4,061 and $3,512 made during 1996, 1995 and 1994, respectively, to cover Mr. Zacks' portion of the insurance premiums on a life insurance policy in the face amount of $1,310,000 on the life of Mr. Zacks; (b) payments of $2,546, $2,432 and $2,103 made during 1996, 1995 and 1994, respectively, to cover Mr. Zacks' estimated tax
    liability with respect to such premium payments; and (c) a travel allowance of $2,400 provided to Mr. Zacks in each of 1996, 1995 and 1994.

(5) Includes contributions to the R. G. Barry Corporation Deferred Compensation Plan (the "Deferred Compensation Plan") on behalf of the named executive officers to match 1996 deferred contributions (included under "Salary") made by them under the Deferred Compensation Plan and interest deemed to have been earned with respect to each executive officer's account under the Deferred Compensation Plan.

(6) "Other Annual Compensation" for 1995 also includes the amounts of $13,972, $9,600, $4,262, $9,600 and $7,785 reflecting either the amount of income deemed, under applicable federal income tax regulations, to have been received, as a result of each of their personal use of cars provided by the Company, by, or the car allowance provided to, Messrs. Zacks, Ostrander, Galvis, Burrell and Viren, respectively.

(7) "Other Annual Compensation" for 1994 includes the amounts of $14,027, $5,980, $1,857, $8,850 and $6,588 reflecting the amount of income deemed, under applicable federal income tax regulations, to have been received by Messrs. Zacks, Ostrander, Galvis, Burrell and Viren, respectively, as a result of each of their personal use of cars provided by the Company.

GRANTS OF OPTIONS AND STOCK APPRECIATION RIGHTS

     The following table sets forth information concerning individual grants of options made under the R. G. Barry Corporation 1988 Stock Option Plan (the "1988 Plan") during the 1996 fiscal year to each of the named executive officers. No stock appreciation rights were granted during the 1996 fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                              POTENTIAL REALIZABLE
                                                                                                                VALUE AT ASSUMED
                                            NUMBER OF                                                        ANNUAL RATES OF STOCK
                                           SECURITIES     % OF TOTAL OPTIONS                                 PRICE APPRECIATION FOR
                                           UNDERLYING         GRANTED TO                                         OPTION TERM(2)
                                             OPTIONS          EMPLOYEES           EXERCISE      EXPIRATION   ----------------------
                  NAME                    GRANTED(#)(1)     IN FISCAL YEAR     PRICE($/SH)(1)      DATE        5%            10%
----------------------------------------  -------------   ------------------   --------------   ----------   -------       --------
Gordon Zacks............................       9,375(3)           4.1%             $13.42         3/12/01    $34,761       $ 76,809
                                               9,375(4)           4.1%             $12.20         3/12/06    $71,944       $182,284
Charles E. Ostrander....................       5,511(3)           2.4%             $12.20         3/12/06    $42,291       $107,154
                                               6,988(4)           3.0%             $12.20         3/12/06    $53,626       $135,872
Christian Galvis........................       5,511(3)           2.4%             $12.20         3/12/06    $42,291       $107,154
                                               6,988(4)           3.0%             $12.20         3/12/06    $53,626       $135,872
Richard L. Burrell......................      12,500(3)           5.4%             $12.20         3/12/06    $95,925       $243,045
Daniel D. Viren.........................       9,375(3)           4.1%             $12.20         3/12/06    $71,944       $182,284

---------------

(1) Reflects adjustments for 5-for-4 share split distributed on June 17, 1996 to shareholders of record on June 3, 1996.

(2) The amounts reflected in this table represent certain assumed rates of appreciation only. Actual realized values, if any, on option exercises will be dependent on the actual appreciation of the common shares of the Company over the term of the options. These amounts have been rounded to the nearest whole dollar.

(3) These incentive stock options were granted under the 1988 Plan on March 13, 1996, and become exercisable as follows: (a) for Mr. Zacks, as to 4,687 common shares on the third anniversary of the grant date and as to 4,688 common shares on the fourth anniversary the grant date; (b) for each of Messrs. Ostrander and Galvis, as to 511 common shares on the third anniversary of the grant date and as to 2,500 common shares on each of the fourth and fifth such anniversaries; and (c) for each of Messrs. Burrell and Viren, as to 20% of the common shares on each of the first, second, third, fourth and fifth anniversaries of the grant date; provided, however, that each of these options becomes fully exercisable in the event of certain defined changes-in-control of the Company or dispositions of its assets or upon the death, disability or retirement of the executive officer.

(4) These non-qualified stock options were granted under the 1988 Plan on March 13, 1996, and become exercisable as follows: (a) for Mr. Zacks, as to 4,687 common shares on the first anniversary of the grant date and as to 4,688 common shares on the second anniversary of the grant date; and (b) for Messrs. Ostrander and Galvis, as to 2,500 common shares on each of the first and second anniversaries of the grant date and as to 1,988 common shares on the third such anniversary; provided, however, that each of these options becomes fully exercisable in the event of certain defined changes-in-control of the Company or dispositions of its assets or upon the death, disability or retirement of the executive officer.

OPTION AND STOCK APPRECIATION RIGHT EXERCISES AND HOLDINGS

     The following table sets forth certain information with respect to options exercised during the 1996 fiscal year by each of the named executive officers and unexercised options and stock appreciation rights held as of the end of the 1996 fiscal year by each of the named executive officers.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                            NUMBER OF SECURITIES                VALUE OF UNEXERCISED
                     NUMBER OF                             UNDERLYING UNEXERCISED               IN-THE-MONEY OPTIONS/
                     SECURITIES                         OPTIONS/SARS AT FY- END(#)(1)         SARS AT FY-END ($)(2)(3)
                     UNDERLYING
                      OPTIONS                          -------------------------------       ---------------------------
        NAME        EXERCISED(#)   VALUE REALIZED($)   EXERCISABLE       UNEXERCISABLE       EXERCISABLE   UNEXERCISABLE
--------------------------------   -----------------   -----------       -------------       -----------   -------------
Gordon Zacks........     0              N/A               83,332(4)          90,972(4)        $ 364,357      $ 281,332
Charles E.
  Ostrander.........  63,888           $ 346,012          40,284(4)(5)(6)    56,943(4)(6)     $ 302,934      $ 172,011
Christian Galvis....     0              N/A               94,442(4)(6)       56,943(4)(6)     $ 697,939      $ 172,011
Richard L.
  Burrell...........     0              N/A               33,332(4)(6)       34,723(4)(6)     $ 218,285      $ 103,446
Daniel D. Viren.....     0              N/A               19,999(4)(6)       31,598(4)(6)     $ 110,748      $ 103,447

---------------

(1) Reflects adjustments for 4-for-3 share split on June 1, 1994, for 4-for-3 share split on September 1, 1995, and for 5-for-4 share split on June 3, 1996.

(2) Rounded to nearest whole dollar.

(3) "Value of Unexercised In-the-Money Options/SARs at FY-End" is based upon the fair market value of the Company's common shares on December 28, 1996 ($11.00) less the exercise price of in-the-money options and stock appreciation rights at the end of the 1996 fiscal year.

(4) Includes options granted under the 1988 Plan.

(5) Includes options granted under the R. G. Barry Corporation 1984 Incentive Stock Option Plan for Key Employees. This plan provides that outstanding options that are not fully exercisable will become so in the event of certain defined changes-in-control of the Company or dispositions of its assets. In addition, options granted under this plan were granted in tandem with limited stock appreciation rights. These limited stock appreciation rights give the holders of the corresponding options the right, in the event of certain defined changes-in-control of the Company or dispositions of its assets, to tender the unexercised options to the Company for a cash payment equal to the product obtained by multiplying the number of common shares covered by the unexercised options times the difference between the option exercise price and the greater of (i) the highest market price for the common shares during the preceding 60 days and (ii) the highest price paid for the common shares by the acquirer in the change-in-control.

(6) Includes options granted under the R. G. Barry Corporation 1994 Stock Option Plan (the "1994 Plan"). The 1994 Plan provides that outstanding options that are not fully exercisable will become so in the event of certain defined changes-in-control of the Company or dispositions of its assets.

PENSION PLANS

     The Company's Pension Plan (the "Plan") provides for the payment of monthly benefits to salaried employees at "normal retirement date" (age 65) based upon 48% (45% prior to January 1, 1996) of a participant's "Final Average Monthly Compensation" (subject to a limitation imposed by law on the amount of annual compensation upon which benefits may be based) less a designated percentage of the participant's primary Social Security benefits. Benefits under the Plan are reduced by 1/30th for each year of credited service less than 30 years. The Company's Supplemental Retirement Plan (the "Supplemental Plan") provides for the payment of additional monthly retirement benefits based 2 1/2% of an eligible participant's "Final Average Monthly Compensation" reduced by 2 1/12th% of his primary Social Security benefits with the difference multiplied by his years of credited service up to a maximum of 24 years, and the resulting product then reduced by his monthly pension payable under the Plan. The benefit to which any employee who was a participant in the Supplemental Plan on December 31, 1988 is entitled will not be less than 60% of such participant's "Final Average Monthly Compensation", reduced by (i) his monthly pension payable under the Plan and (ii) a designated percentage of his primary Social Security benefits.

     The following table shows the estimated pension benefits payable to a participant in the Plan and the Supplemental Plan (who was a participant in the Supplemental Plan on December 31, 1988), at "normal retirement age" of 65, based on compensation that is covered by the Plan and the Supplemental Plan, years of service with the Company and payment in the form of a lifetime annuity:

                              PENSION PLANS TABLE

               (MINIMUM BENEFIT FOR PERSONS WHO WERE PARTICIPANTS
                 IN THE SUPPLEMENTAL PLAN ON DECEMBER 31, 1988)

   FINAL                      ESTIMATED ANNUAL PENSION BENEFITS
  AVERAGE                BASED ON CREDITED YEARS OF SERVICE INDICATED
   ANNUAL        ------------------------------------------------------------
COMPENSATION        10           15           20           25           30
------------     --------     --------     --------     --------     --------
  $125,000       $ 75,000     $ 75,000     $ 75,000     $ 75,000     $ 75,000
   175,000        105,000      105,000      105,000      105,000      105,000
   225,000        135,000      135,000      135,000      135,000      135,000
   275,000        165,000      165,000      165,000      165,000      165,000
   325,000        195,000      195,000      195,000      195,000      195,000
   375,000        225,000      225,000      225,000      225,000      225,000
   425,000        255,000      255,000      255,000      255,000      255,000
   475,000        285,000      285,000      285,000      285,000      285,000
   525,000        315,000      315,000      315,000      315,000      315,000
   575,000        345,000      345,000      345,000      345,000      345,000

     Annual benefits are shown before deduction of 50% of primary Social Security benefits.

     The following table shows the estimated pension benefits payable to a participant in the Plan and the Supplemental Plan (who became a participant in the Supplemental Plan after December 31, 1988), at "normal retirement age" of 65, based on compensation that is covered by the Plan and the Supplemental Plan, years of service with the Company and payment in the form of a lifetime annuity:

                              PENSION PLANS TABLE

              (MINIMUM BENEFIT FOR PERSONS WHO BECAME PARTICIPANTS
               IN THE SUPPLEMENTAL PLAN AFTER DECEMBER 31, 1988)

     FINAL                      ESTIMATED ANNUAL PENSION BENEFITS
    AVERAGE                BASED ON CREDITED YEARS OF SERVICE INDICATED
     ANNUAL        ------------------------------------------------------------
  COMPENSATION        10           15           20           25           30
  ------------     --------     --------     --------     --------     --------
    $125,000       $ 31,250     $ 46,875     $ 62,500     $ 75,000     $ 75,000
     175,000         43,750       65,625       87,500      105,000      105,000
     225,000         56,250       84,375      112,500      135,000      135,000
     275,000         68,750      103,125      137,500      165,000      165,000
     325,000         81,250      121,875      162,500      195,000      195,000
     375,000         93,750      140,625      187,500      225,000      225,000
     425,000        106,250      159,375      212,500      255,000      255,000
     475,000        118,750      178,125      237,500      285,000      285,000
     525,000        131,250      196,875      262,500      315,000      315,000
     575,000        143,750      215,625      287,500      345,000      345,000

     Annual benefits are shown before deduction of 20.83% of primary Social Security benefits after 10 years of service, 31.25% after 15 years of service, 41.67% after 20 years of service, 50% after 25 years of service, and 50% after 30 years of service.

     A participant's "Final Average Monthly Compensation" for purposes of the Company's pension plans is the average of the participant's compensation (salary and commissions but excluding cash bonuses and overtime pay) during the five consecutive calendar years of the last twenty years in which such total compensation is highest. The "Final Average Annual Compensation" as of the end of the 1996 fiscal year was $422,540, $227,254, $176,862, $151,113 and $131,149 for Messrs. Zacks, Ostrander, Galvis, Burrell and Viren, respectively. Messrs. Zacks, Ostrander, Galvis, Burrell and Viren have approximately 41, 10, 6, 30 and 8 years, respectively, of credited service under the Plan and the Supplemental Plan. Messrs. Zacks and Burrell were participants in the Supplemental Plan on December 31, 1988, Mr. Ostrander became a participant in the Supplemental Plan effective January 1, 1989, Mr. Viren became a participant in the Supplemental Plan effective January 1, 1990 and Mr. Galvis became a participant in the Supplemental Plan effective January 1, 1992.

DIRECTORS' COMPENSATION

     Each director who is not an employee of the Company (a "Non-Employee Director") receives $12,000 annually for services rendered to the Company as a director except for Messrs. Giovanello and Krueger who receive $17,000 annually for serving as directors. In addition, each Non-Employee Director receives $1,000 for each regular meeting and $500 for each telephonic meeting of the Company's Board of Directors attended. All members of a committee of the Board, other than the chairman of such committee, receive a fee of $500 for each attended meeting that occurs on the same day as a Board meeting. All members of a committee of the Board, including the chairman of such committee, receive (a) a fee of $1,000 for attending a committee meeting that does not occur on the same day as a Board meeting and (b) a fee of $500 for participating in a telephonic meeting of the committee. Directors who are also employees of the Company receive no separate compensation for serving as directors.

     Each Non-Employee Director has been granted a non-qualified stock option (an "NQSO") to purchase 6,250 common shares of the Company pursuant to the R. G. Barry Corporation Stock Option Plan for Non-Employee Directors. Any person who becomes a Non-Employee Director in the future will automatically be granted an NQSO to purchase 6,250 common shares effective on the third business day following the date on which he is appointed or elected to the Board of Directors. The exercise price of each NSQO granted to a Non-Employee Director is equal to the fair market value of the common shares on the date of grant. NSQO's granted to Non-Employee Directors have terms of five years and become exercisable six months after the grant date.

OTHER COMPENSATION

     In 1952, Mrs. Florence Zacks Melton transferred to the Company the exclusive right to manufacture all slippers created and designed by her. Under the agreement, Mrs. Melton receives 1% of the Company's gross receipts from sales of such products. The agreement terminates five years after the death of Mrs. Melton. During 1996, the Company accrued royalty payments (which were paid in 1997) aggregating $95,652 pursuant to this agreement. Mrs. Melton is the mother of Gordon Zacks.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     Gordon Zacks, the Chairman of the Board, President and Chief Executive Officer of the Company, and the Company entered into an Employment Agreement, dated July 1, 1994 (the "Zacks Employment Agreement"), which provides for the employment of Mr. Zacks by the Company as its Chief Executive Officer for a term of four years, automatically renewable for additional, consecutive one-year terms unless the Company or Mr. Zacks gives notice to the other of non-renewal. The Company is obligated to cause Mr. Zacks to be nominated to membership on the Board of Directors. Mr. Zacks is entitled to receive a minimum annual salary of $450,000, subject to increases that from time to time may be granted by the Board of Directors. In addition to his annual salary, Mr. Zacks is entitled to participate in the Company's Incentive Program and to receive certain health and life insurance coverages, pension and retirement benefits and other benefits and perquisites.

     If Mr. Zacks' employment is terminated by the Company without "cause" (as defined in the Zacks Employment Agreement) or by Mr. Zacks for "good reason" (as defined in the Zacks Employment Agreement) prior to a "change of control" (as defined in the Zacks Employment Agreement), he will be entitled to have his base salary continued at the rate in effect immediately prior to the date of termination until the last day of the employment term. In addition, he and his spouse will receive for a period ending on his 65th birthday or his earlier death, all life, medical and dental insurance and other employee benefits to which he and his spouse were entitled immediately prior to the date of termination and compensation for lost benefits under the Company's retirement plans resulting from the early termination of his employment. If Mr. Zacks' employment is terminated by the Company without "cause" or by Mr. Zacks for "good reason" within three years after a "change of control", Mr. Zacks will be entitled to receive a severance payment (subject to reduction if the payment would not be deductible by the Company for federal income tax purposes) equal to three times his base salary at the rate in effect at the date of termination. In addition, he and his spouse will receive for a period ending on his 70th birthday or his earlier death, all life, medical and dental insurance benefits to which he and/or his spouse was entitled immediately prior to the date of termination, he will receive all of his perquisites for a period of three years after the date of termination and he will receive compensation for benefits under the Company's retirement plans that he would have received if he had remained in the Company's employ for the greater of an additional 36 months or the number of months remaining in his employment term. A "change of control" is deemed to have occurred if a third party acquires more than 25% of the total voting power of the Company's outstanding voting securities or as a result of, or in connection with, certain specified business combinations or a contested election, the persons who were directors of the Company immediately before the transaction cease to constitute a majority of the Board of Directors of the Company or any successor to the Company. The Zacks Employment Agreement also provides for the continuation of Mr. Zacks' salary and benefits for a period of time following a permanent and total disability.

     Under an Agreement dated September 27, 1989, as amended, the Company agreed, upon the death of Mr. Zacks, to purchase from the estate of Mr. Zacks, at the estate's election, up to $4 million of the common shares of the Company held by Mr. Zacks at the time of his death. The common shares would be purchased at their fair market value at the time the estate of Gordon Zacks exercises its put right. The estate's put right would expire after the second anniversary of the death of Mr. Zacks. The Company agreed to fund its potential obligation to purchase such common shares by purchasing and maintaining during Mr. Zacks' lifetime one or more policies of life insurance on the life of Mr. Zacks. In addition, Mr. Zacks agreed that, for a period of 24 months following his death, the Company will have a right of first refusal to purchase any common shares of the Company owned by Mr. Zacks at his death if his estate elects to sell such common shares. The Company would have the right to purchase such common shares on the same terms and conditions as the estate proposes to sell such common shares.

     Christian Galvis, the Executive Vice President -- Operations of the Company, and the Company entered into an Employment Agreement, dated July 1, 1994 (the "Galvis Employment Agreement"), which provides for the employment of Mr. Galvis by the Company as its Executive Vice President -- Operations for a term of three years. Mr. Galvis is entitled to receive a minimum annual salary of $190,000, subject to increases that from time to time may be granted by the Board of Directors. In addition to his annual salary, Mr. Galvis is entitled to participate in the Company's Incentive Program and to receive certain health and life insurance coverages, pension and retirement benefits and other benefits and perquisites. If Mr. Galvis' employment is terminated by the Company without "cause" (as defined in the Galvis Employment Agreement) or by Mr. Galvis for "good reason" (as defined in the Galvis Employment Agreement), he will be entitled to receive a severance payment equal to the total compensation (including bonus) paid to or accrued for the benefit of Mr. Galvis by the Company for services rendered during the 12-month period immediately preceding the date of termination. The Galvis Employment Agreement also provides for the continuation of Mr. Galvis' salary for a period of time following a permanent and total disability.

     Richard L. Burrell, the Senior Vice President -- Finance, Treasurer and Secretary of the Company, and Daniel D. Viren, the Senior Vice
President -- Administration of the Company, each entered into an Agreement, dated July 1, 1994 (the "Severance Agreement"), which provides that if the named executive officer's employment is terminated by the Company without "cause" (as defined in the Severance Agreement) or by the named executive officer for "good reason" (as defined in the Severance Agreement) within 36 months following a "change in control" (as defined in the Severance Agreement), he will be entitled to receive a severance payment equal to the greater of (1) the total compensation (including bonus) paid to or accrued for the benefit of the named executive officer by the Company for services rendered during the calendar year ending prior to the date on which the "change in control" occurred or (2) the total compensation (including bonus) paid to or accrued for the benefit of the named executive officer by the Company for services rendered during the 12-month period immediately preceding the date of termination of employment. Prior to a "change in control", each Severance Agreement will terminate immediately if the named executive officer's employment with the Company is terminated for any reason. Each Severance Agreement provides for a term of three years unless earlier terminated pursuant to its terms.

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the Company's cumulative total shareholder return on its common shares with an index for shares listed on the New York Stock Exchange and an index for Media General Industry Group 57 -- Textiles/Apparel ("Apparel Industry"), for the five-year period ended December 28, 1996.

                       COMPARISON OF FIVE-YEAR CUMULATIVE
                    TOTAL RETURNS OF R. G. BARRY CORPORATION
                      COMMON SHARES, NYSE MARKET INDEX AND
                             APPAREL INDUSTRY INDEX



                            1991       1992        1993        1994        1995       1996
                            ----       ----        ----        ----        ----       ----
NYSE Market Index         $100.00    $104.70     $118.88     $116.57     $151.15    $182.08
Apparel Industry          $100.00    $116.03     $112.34     $103.27     $130.95    $151.36
RGBarry Corporation       $100.00    $210.72     $435.71     $423.81     $990.48    $714.29

Assume $100 Invested on 12/26/91
and dividends reinvested. Fiscal Year
Ends on 12/28/96, last trade 12/27/96


                PROPOSED AMENDMENT OF ARTICLES OF INCORPORATION
                         TO INCREASE AUTHORIZED NUMBER
                                OF COMMON SHARES

                               (ITEM 2 ON PROXY)

     The Articles of Incorporation of the Company presently authorize 20,000,000 shares, of which 15,000,000 are common shares, $1.00 par value, 4,000,000 are Class A Preferred Shares, $1.00 par value, and 1,000,000 are Class B Preferred Shares, $1.00 par value. The Company's Board of Directors unanimously adopted a resolution proposing and declaring it advisable that Paragraph I of Article FOURTH of the Company's Articles of Incorporation be amended in order to increase the authorized number of shares of the Company to 27,500,000 shares, of which 22,500,000 will be common shares, $1.00 par value ("common shares"), 4,000,000 will be Class A Preferred Shares, $1.00 par value, and 1,000,000 will be Class B Preferred Shares, $1.00 par value, and recommending to the shareholders of the Company the approval of the proposed amendment. Thus, the only class of shares which will be increased in authorized number will be the common shares. Of the Company's presently authorized 15,000,000 common shares, as of December 28, 1996, 9,374,741 were outstanding, an aggregate of 1,268,568 were reserved for issuance under the Company's existing stock option plans, 250,242 were reserved for issuance under the Company's existing stock purchase plan, and 4,106,449 were available for issuance. In addition, if the proposed R.
G. Barry Corporation 1997 Incentive Stock Plan is approved by the shareholders at the Annual Meeting, 450,000 common shares will be reserved for issuance thereunder. See "PROPOSAL TO APPROVE THE R. G. BARRY CORPORATION 1997 INCENTIVE STOCK PLAN." The 1,000,000 Class B Preferred Shares have been designated "Series I Junior Participating Class B Preferred Shares" and reserved for issuance pursuant to a Rights Agreement, dated as of February 19, 1988 (the "Rights Agreement"), between the Company and The Huntington National Bank, as Rights Agent.

     The Board of Directors believes that it is desirable and in the best interests of the Company and its shareholders to increase the number of common shares that the Company is authorized to issue in order to ensure that the Company will have a sufficient number of authorized common shares available in the future to provide it with the desired flexibility to meet its business needs. If this proposal is approved by the shareholders, the additional common shares could be available for a variety of corporate purposes, including, for example, the declaration and payment of share dividends to the Company's shareholders; share splits; use in the financing of expansion or future acquisitions; issuance pursuant to the terms of employee benefit plans; and use in other possible future transactions of a currently undetermined nature.

     If the proposed amendment is adopted, the Company would be permitted to issue the additional authorized common shares without further shareholder approval, except to the extent otherwise required by the Company's Articles of Incorporation, by law or by any securities exchange on which the common shares may be listed at the time (the common shares are currently listed on the New York Stock Exchange.) The authorization of additional common shares will enable the Company, as the need may arise, to take timely advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with the holding of a special meeting of its shareholders. It is the belief of the Board of Directors that the delay necessary for shareholder approval of a specific issuance could be to the detriment of the Company and its shareholders. The Board of Directors does not intend to issue any common shares except on terms which the Board deems to be in the best interests of the Company and its shareholders. Existing shareholders of the Company will have no pre-emptive rights to purchase any common shares issued in the future. Depending on the terms thereof, the issuance of the common shares may or may not have a dilutive effect on the Company's then-existing shareholders. Other than the common shares which may be acquired pursuant to the Company's existing stock option plans and stock purchase plan, or pursuant to the R. G. Barry Corporation 1997 Inventive Stock Plan if approved by the shareholders, the Company presently has no plans, agreements or understandings to issue any of the newly authorized common shares.

     Although the Company has no such present intentions, the proposed increase in the authorized and unissued common shares might be considered as having the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of common shares, to acquire control of the

Company with a view to imposing a merger, sale of all or any part of its assets, or a similar transaction without prior approval of the Company's Board of Directors, since the issuance of new common shares, in a public or private sale, merger or similar transaction, could be used to dilute the share ownership of a person or entity seeking to obtain control of the Company. Furthermore, since Article SIXTH on the Company's Articles of Incorporation requires that the removal of a director be approved by the affirmative vote of the holders of at least 80% of the votes entitled to be cast by the holders of all of the outstanding voting shares of the Company, the Board could (within the limits imposed by Ohio law) issue new common shares to purchasers who, together with other shareholders of the Company, might block such an 80% vote.

     The Board has no present knowledge of any present or past efforts to gain control of the Company and has not received any indication from any party that such party is interested in acquiring the Company. As of March 17, 1997, the Company's executive officers and directors, held approximately 14.2% of the Company's outstanding voting power.

     The Company's Articles of Incorporation and Regulations contain other provisions which could potentially make a change of control of the Company more difficult. These provisions include: (a) the classification of the Board of Directors of the Company into three classes of directors so that each director serves for three years, with one class being elected each year; (b) the elimination of cumulative voting in the election of directors; (c) the requirement that holders of shares entitling them to exercise not less than 80% of the voting power of the Company vote in favor of the removal of a director from office; (d) the requirement of the affirmative vote of at least 80% of the outstanding voting shares of the Company, in addition to any other vote required by law or the Company's Articles of Incorporation, as a condition of certain major corporate transactions (e.g., merger or consolidation, sale or other disposition of all or substantially all of the Company's assets, liquidation or dissolution of the Company) with certain holders of stock representing 10% or more of the voting power of the Company unless a majority of the "disinterested" directors approve the transaction or certain price criteria and procedural requirements are satisfied; and (e) certain procedural requirements, including provisions governing the time period for setting special shareholder meetings, record dates and nominating directors, and specifying who may call special shareholder meetings.

     Under the Rights Agreements, each of the Company's shareholders has 0.45 Rights for each outstanding common share held and each newly-issued common share will have issued with it 0.45 Rights. The Rights currently have no value, are represented by the certificates evidencing the common shares and trade only with such common shares. The Rights may only be separated from the common shares and exercised upon the occurrence of a person or group ("Acquiror") acquiring or obtaining beneficial ownership of 25% or more of the then outstanding common shares (a "Triggering Event") or the tenth business day after the commencement or announcement of a tender or exchange offer that would result in ownership of 30% or more of the outstanding common shares. The Rights Agreement provides that, upon the Rights becoming exercisable, shareholders would be entitled to purchase, at the "Exercise Price", one tenth of one share of the Series I Junior Participating Class B Preferred Shares (the "Preferred Shares"). Such fractional share is intended to be the practical equivalent of one common share. In the event of a Triggering Event, the Rights will entitle each holder (except the Acquiror or any affiliate or associate thereof, whose Rights become null and void) to purchase Preferred Shares of the Company having a value equal to twice the Exercise Price). In the event the Company is acquired in a merger or other business combination or a significant portion of its assets are sold, leased, exchanged, or otherwise transferred to an Acquiror, shares of the Acquiror (or shares of the surviving corporation in such acquisition, which could be the Company) may be purchased. The Exercise Price and the number of Preferred Shares or other securities or property issuable upon exercise of a Right are subject to adjustment upon the occurrence of certain events including, for example, a stock dividend or split payable in the Company's common shares or Preferred Shares. The Rights expire on March 16, 1998, unless earlier redeemed by the Company. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company and thus have an anti-takeover effect.

RECOMMENDATION AND VOTE

     The Board of Directors of the Company unanimously recommends that the shareholders vote FOR the proposed amendment to Paragraph I of Article FOURTH of the Company's Articles of Incorporation. Unless otherwise directed, the persons named in the enclosed proxy will vote the common shares represented by all proxies received prior to the Annual Meeting, and not properly revoked, in favor of the proposed amendment to Paragraph I of Article FOURTH.

     THE AFFIRMATIVE VOTE OF THE HOLDERS OF COMMON SHARES ENTITLING THEM TO EXERCISE AT LEAST A MAJORITY OF THE VOTING POWER OF THE COMPANY IS REQUIRED TO ADOPT THE PROPOSED AMENDMENT TO PARAGRAPH I OF ARTICLE FOURTH OF THE COMPANY'S ARTICLES OF INCORPORATION. THE EFFECT OF AN ABSTENTION OR BROKER NON-VOTE ON THIS PROPOSAL IS THE SAME AS A "NO" VOTE. If the amendment is approved, it will become effective upon the filing of a Certificate of Amendment to the Company's Articles of Incorporation with the Ohio Secretary of State, which is expected to be accomplished as promptly as practicable after such approval is obtained.

                PROPOSAL TO APPROVE THE R. G. BARRY CORPORATION
                           1997 INCENTIVE STOCK PLAN

                               (ITEM 3 ON PROXY)

     On February 20, 1997, the Board of Directors of the Company adopted, subject to approval by the shareholders, the R. G. Barry Corporation 1997 Incentive Stock Plan (the "1997 Plan") for full-time key employees of the Company and its subsidiaries (the "Key Employees"). The 1997 Plan authorizes the granting of (i) incentive stock options ("ISOs") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) non-qualified stock options ("NQSOs"), (iii) stock appreciation rights ("SARs") and (iv) restricted shares (ISOs, NQSOs, SARs and restricted shares are referred to herein as "Awards"). The purpose of the 1997 Plan is to encourage Key Employees to acquire or increase and retain a financial interest in the Company, to remain in the employment of the Company, and to put forth maximum efforts for the success of the Company, and to enable the Company and its subsidiaries to compete effectively for the services of such employees by furnishing an additional incentive to join the employment of the Company and its subsidiaries.

     The Company also maintains the 1988 Plan and the 1994 Plan. As of March 17, 1997, a total of 57,044 common shares remained available for the grant of stock options and SARs under the 1988 Plan and a total of 22,059 common shares remained available under the 1994 Plan. The Board believes the number of common shares remaining available for the grant of stock options and SARs under the 1988 Plan and the 1994 Plan is not sufficient to satisfy Awards which the Company expects to make over the next several years. For that reason, the Board is recommending the adoption of the 1997 Plan which will make an additional 450,000 common shares available for the grant of Awards to Key Employees.

     As of the date of this Proxy Statement, no determination has been made regarding the identity of the Key Employees to whom Awards may be granted under the 1997 Plan or the kinds of Awards or numbers of common shares to be subject to Awards that will be granted to such Key Employees. The Company estimates that approximately 110 employees of the Company and its subsidiaries will be eligible to be granted Awards under the 1997 Plan, including the five executive officers named in the Summary Compensation Table. The table included under "GRANTS OF OPTIONS AND STOCK APPRECIATION RIGHTS" shows the stock options granted to the named executive officers during the 1996 fiscal year. During the 1996 fiscal year, stock options covering an aggregate of 74,998 common shares were granted to all current executive officers of the Company and stock options covering an aggregate of 156,000 common shares were granted to all employees, including all current officers who are not executive officers, of the Company. Since the granting of Awards under the 1997 Plan will be made by the Compensation Committee based on its subjective determination of the relative current and future contribution that each Key Employee has or may make to the long-term welfare of the Company, past grants may not be reflective of future grants of Awards under the 1997 Plan.

     The following is a brief summary of the material features of the 1997 Plan. This summary is qualified in its entirety by reference to the full text of the 1997 Plan, a copy of which is included herewith as Annex A and made a part hereof.

SUMMARY OF OPERATION OF THE 1997 PLAN

  Administration of the 1997 Plan

     The 1997 Plan will be administered by the Compensation Committee of the Board of Directors which has the authority to determine, among other things, the employees to whom Options will be granted under the 1997 Plan and the terms and conditions of such Options. The Compensation Committee consists of not less than three members of the Board of Directors of the Company who are (i) "outside directors" within the meaning of Section 162(m) of the Code and the regulations and rulings thereunder; and (ii) "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act. Presently, the members of the Compensation Committee are Leopold Abraham II, Philip G. Barach, William Giovanello and Harvey M. Krueger.

  Term of the Options; Limitations

     ISOs and NQSOs (together, "Options") may be granted under the 1997 Plan for terms of up to but not exceeding ten years from the date of grant. Any ISO which is granted to an individual who, on the effective date of the grant, owns of record and beneficially more than 10% of the total combined voting power of all classes of stock of the Company then outstanding and entitled to vote, will not be exercisable more than five years after it is granted. No person may be granted ISOs under the 1997 Plan if it would cause the aggregate fair market value (determined as of the date an ISO is granted) of the common shares with respect to which ISOs are exercisable for the first time by such option holder during any calendar year under the 1997 Plan and all other stock option plans maintained by the Company to exceed $100,000. In addition, during the period in which the 1997 Plan remains in effect, no person may be granted Awards (including Options, SARs and restricted shares) under the 1997 Plan covering, in the aggregate, more than 100,000 common shares, subject to adjustments upon changes in capitalization.

     With the permission of the Compensation Committee, a person who has been granted an NQSO under the 1997 Plan may transfer such NQSO to a revocable inter vivos trust as to which the optionee is the settlor or may transfer such NQSO to a "Permissible Transferee." A Permissible Transferee is any member of the immediate family of the optionee, any trust, whether revocable or irrevocable, solely for the benefit of members of the optionee's immediate family, or any partnership whose only partners are members of the optionee's immediate family. Any such transferee of an NQSO shall remain subject to all of the terms and conditions applicable to such NQSO and subject to the rules and regulations prescribed by the Committee. A NQSO may not be retransferred by a Permissible Transferee except by will or the laws of descent and distribution and then only to another Permissible Transferee. Other than as described above, an Option, SAR or restricted share award granted under the 1997 Plan may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the employee to whom granted, may be exercised only by such employee, his guardian or legal representative.

  Exercise of Options; Expiration and Termination

     If exercisable by their terms at the time an optionee ceases to be in the employment of the Company, Options must be exercised on or before the earlier of three months after the date of termination of employment or the fixed expiration date, except in the case of termination for willful, deliberate or gross misconduct, permanent disability, death or retirement. In the case of termination of an optionee's employment for willful, deliberate or gross misconduct, each of the optionee's unexercised Options will expire immediately upon such termination. In the event of the death of an optionee while in the employment of the Company or within three months after his termination other than for willful, deliberate or gross misconduct, each of the optionee's unexercised Options will become immediately exercisable by his estate and will expire on the earlier of the fixed expiration date or twelve months after the date of death. In the case of retirement or permanent disability, an optionee's unexercised Options will become immediately exercisable and the optionee's ISOs will expire on the earlier of (1) the fixed expiration date of the ISO or (2)
(a) three months after the termination of employment (in the case of retirement) or (b) twelve months after the termination of employment (in the case of permanent disability) and the optionee's NQSOs will expire on the earlier of

(1) the fixed expiration date or (2) (a) twelve months after the date of termination of employment (in the case of permanent disability) and (b) twelve months after the date of death (in the case of retirement). In addition, in the event that the Company or its shareholders enter into one or more agreements to dispose of all or substantially all of the assets of the Company or 50% or more of the outstanding capital stock of the Company by means of a sale (whether as a result of a tender offer or otherwise), merger, reorganization or liquidation in one or a series of related transactions, an optionee's right to exercise Options may be accelerated under certain circumstances.

  Option Exercise Price

     The option exercise price of each Option will be determined by the Compensation Committee and may not be less than the fair market value of a common share on the effective date of the grant. For purposes of the 1997 Plan, the fair market value of the Company's common shares on a particular date will be the closing sale price of the common shares as shown on the New York Stock Exchange on that date. On March 17, 1997, the fair market value of the Company's common shares was $10.75. In the case of any ISO granted to an individual who, on the effective date of the grant, owns of record and beneficially more than 10% of the total combined voting power of all classes of stock of the Company then outstanding and entitled to vote, however, the exercise price per share must be at least 110% of the fair market value of a common share on the effective date of the ISO grant.

  Payment of Exercise Price

     Payment of the exercise price may be made in cash or by check and, if permitted by the Compensation Committee, in common shares having a fair market value equal to the exercise price of the Option, or a combination of common shares and cash or check, equal in the aggregate to the option price for the common shares being purchased. Each Option will provide for appropriate arrangements for the satisfaction of all tax withholding requirements applicable to the exercise of such Option. In addition, each restricted share award will provide for appropriate arrangements for the satisfaction of all tax withholding requirements applicable to the issuance or lapse of restrictions on transfer of the restricted shares. "Appropriate arrangements" may include the right of the Company to receive transfers of already-owned common shares from the award holder or to deduct or withhold common shares from transfer to the award holder in such amount as the Compensation Committee deems appropriate.

  Stock Appreciation Rights

     The Compensation Committee may, in its discretion, grant an SAR, either alone or in conjunction with any ISO or NQSO granted under the 1997 Plan. An SAR granted in conjunction with an Option may be granted at the time the ISO or NQSO is granted or, in the case of NQSOs, at a later date with respect to an existing Option. In the event of the exercise of an SAR granted in conjunction with an ISO or NQSO, the obligation of the Company in respect of the ISO or NQSO to which the SAR relates (or such portion thereof) will be discharged by payment of the SAR so exercised. No SAR granted in conjunction with an ISO or NQSO may exceed the difference between 100% of the then fair market value on the date of exercise of the common shares subject to the ISO or NQSO or portion thereof surrendered by the optionee, and the aggregate option exercise price of such common shares. The Compensation Committee may provide for the payment of an SAR in cash or in common shares valued at fair market value as of the date of exercise, or in any combination thereof.

  Restricted Shares

     Restricted share awards consist of common shares transferred to eligible employees, without other payment therefor (other than the payment of the par value of such common shares if required by applicable law), as additional compensation for their services to the Company or one of its subsidiaries. Restricted share awards will be subject to such terms and conditions as the Compensation Committee determines appropriate including, without limitation, restrictions on the sale or other disposition of such common shares and rights of the Company to acquire such common shares upon termination of the employee's employment within specified periods. Subject to such other restrictions as are imposed by the Compensation Committee, the common shares covered by a restricted share award may be sold or otherwise disposed of only after six months from the grant date of the award.

  Adjustments Upon Changes in Capitalization

     The 1997 Plan authorizes the granting of Awards with respect to 450,000 common shares. The number of common shares available for Awards under the 1997 Plan and subject to outstanding Awards will be adjusted upward or downward, as the case may be, in the event of any merger, consolidation, recapitalization, reclassification, split-up, combination of shares, stock dividend or other similar transaction affecting common shares of the Company. The exercise price of an outstanding Award may also be adjusted in the event of any such transaction. If any Option or SAR or a portion thereof is terminated without having been exercised, the common shares subject to the portion of such Option or SAR not so exercised will be available for subsequent grants under the 1997 Plan. If any restricted shares issued pursuant to the 1997 Plan are forfeited or otherwise acquired by the Company, the common shares so acquired by the Company will be available for subsequent grants under the 1997 Plan.

  Amendment and Termination

     The Board of Directors of the Company may terminate, amend or modify the 1997 Plan in whole or in part. However, the Board may not amend the 1997 Plan, without shareholder approval, if such shareholder approval is required (a) to satisfy the requirements of Rule 16b-3 under the Exchange Act; (b) to satisfy applicable requirements of the Code; or (c) to satisfy applicable requirements of any securities exchange on which are listed any of the Company equity securities. In addition, if any provisions of the 1997 Plan cause such Plan to violate any applicable law, rule or government regulation or to be considered null and void, such noncomplying provisions will be severed from the 1997 Plan.

FEDERAL INCOME TAX MATTERS

     Based on current provisions of the Code and the existing regulations thereunder, the anticipated federal income tax consequences in respect of ISOs, NQSOs, SARs and restricted shares granted under the 1997 Plan are as described below. The following discussion is not intended to be a complete statement of applicable law and is based upon the federal income tax laws as in effect on the date hereof.

  ISOs

     An optionee who is granted an ISO does not recognize taxable income either on the date of grant or on the date of exercise. However, upon the exercise of an ISO, the difference between the fair market value of the common shares of the Company received and the option price is a tax preference item potentially subject to the alternative minimum tax. However, on the later sale or other disposition of the common shares, generally only the difference between the fair market value of the common shares on the exercise date and the amount realized on the sale or disposition is includable in alternative minimum taxable income.

     Upon disposition of common shares acquired from exercise of an ISO, long-term capital gain or loss is generally recognized in an amount equal to the difference between the amount realized on the sale or disposition and the exercise price. However, if the optionee disposes of the common shares within two years of the date of grant or within one year from the date of the transfer of the common shares to the optionee (a "Disqualifying Disposition"), then the optionee will recognize ordinary income, as opposed to capital gain, at the time of disposition. In general, the amount of ordinary income recognized will be equal to the lesser of (i) the amount of gain realized on the disposition, or
(ii) the difference between the fair market value of the common shares received on the date of exercise and the exercise price. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending upon the period of time the common shares have been held.

     The Company is not entitled to a tax deduction upon either exercise of an ISO or disposition of common shares acquired pursuant to such exercise, except to the extent that an optionee recognizes ordinary income in a Disqualifying Disposition.

     If the holder of an ISO pays the exercise price, in whole or in part, with previously acquired common shares, the exchange should not effect the ISO tax treatment of the exercise. Upon such exchange, and except as otherwise described herein, no gain or loss is recognized by the optionee upon delivering previously acquired common shares to the Company for payment of the exercise price. The common shares received by the optionee, equal in number to the previously acquired common shares exchanged therefor, will have the same basis and holding period for long-term capital gain purposes as the previously acquired common shares. The optionee, however, will not be able to utilize the prior holding period for the purpose of satisfying the ISO statutory holding period requirements. Common shares received by the optionee in excess of the number of previously acquired common shares will have a basis of zero and a holding period which commences as of the date the common shares are transferred to the optionee upon exercise of the ISO. If the exercise of an ISO is affected using common shares previously acquired through the exercise of an ISO, the exchange of such previously acquired common shares will be considered a disposition of such common shares for the purpose of determining whether a Disqualifying Disposition has occurred.

  NQSOs

     An optionee receiving an NQSO does not recognize taxable income on the date of grant of the NQSO, provided that the NQSO does not have a readily ascertainable fair market value at the time it is granted. In general, the optionee must recognize ordinary income at the time of exercise of the NQSO in the amount of the difference between the fair market value of the common shares of the Company on the date of exercise and the option price. The ordinary income received will constitute compensation for which tax withholding generally will be required. The amount of ordinary income recognized by an optionee will be deductible by the Company in the year that the optionee recognizes the income if the Company complies with the applicable withholding requirement.

     If the sale of the common shares could subject the optionee to liability under Section 16(b) of the Exchange Act, the optionee generally will recognize ordinary income only on the date that the optionee is no longer subject to such liability in an amount equal to the fair market value of the common shares on such date less the option price. Nevertheless, the optionee may elect under
Section 83(b) of the Code within 30 days of the date of exercise to recognize ordinary income as of the date of exercise, without regard to the restrictions of Section 16(b).

     Common shares acquired upon exercise of an NQSO will have a tax basis equal to their fair market value on the exercise date or other relevant date on which ordinary income is recognized, and the holding period for the common shares generally will begin on the date of exercise or such other relevant date. Upon subsequent disposition of the common shares, the optionee will recognize long-term capital gain or loss if the optionee has held the common shares for more than one year prior to disposition, or short-term capital gain or loss if the optionee has held the common shares for one year or less.

     If an optionee pays the exercise price with respect to an NQSO, in whole or in part, with previously acquired common shares, the optionee will recognize ordinary income in the amount by which the fair market value of the common shares received exceeds the exercise price. The optionee will not recognize gain or loss upon delivering such previously acquired common shares to the Company. Common shares received by an optionee, equal in number to the previously acquired common shares exchanged therefor, will have the same basis and holding period as such previously acquired common shares. Common shares received by an optionee in excess of the number of such previously acquired common shares will have a basis equal to the fair market value of such additional common shares as of the date ordinary income is recognized. The holding period for such additional common shares will commence as of the date of exercise or such other relevant date.

  SARs

     A participant is not taxed upon the grant of SARs. Rather, participants will generally be taxed upon the exercise date, at ordinary income tax rates, on the amount of cash received and the fair market value of any common shares received. However, if the sale of common shares could subject a participant to liability under Section 16(b) of the Exchange Act, such participant generally will not recognize ordinary income with respect to such common shares until the participant is no longer subject to such liability, at which time the participant will recognize ordinary income in an amount equal to the fair market value of the common shares on such date.

  Restricted Share Awards

     An employee who is granted a restricted share award will not be taxed upon the acquisition of such common shares so long as the interest in such common shares is subject to a substantial risk of forfeiture. Upon lapse or release of the restrictions, the employee will be taxed at ordinary income tax rates on an amount equal to either the current fair market value of the common shares (in the case of lapse or termination) or the sale price (in the case of a sale), less any consideration paid for the common shares. The Company will be entitled to a corresponding deduction. The basis of restricted shares held after lapse or termination of restrictions will be equal to their fair market value on the date of lapse or termination of restrictions, and upon subsequent disposition, any further gain or loss will be long-term or short-term capital gain or loss, depending upon the length of time the common shares are held.

     An employee who is granted a restricted share award may elect to be taxed at ordinary income tax rates on the full fair market value of the restricted shares at the time of issuance (less any consideration paid). The basis of the common shares so acquired will be equal to the fair market value at such time. If the election is made, no tax will be payable upon the subsequent lapse or release of the restrictions, and any gain or loss upon disposition will be a capital gain or loss.

  Other Matters

     The 1997 Plan is intended to comply with Section 162(m) of the Code with respect to Options and SARs granted thereunder. Section 162(m) of the Code prohibits a publicly held corporation, such as the Company, from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the chief executive officer (or person acting in that capacity) at the close of the corporation's fiscal year and the four most highly compensated officers of the corporation, other than the chief executive officer, at the end of the corporation's fiscal year (collectively, the "Section 162(m) Officers"). The $1 million compensation deduction limitation does not apply to "performance-based compensation." The final regulations issued by the Internal Revenue Service under Section 162(m) in December of 1995 (the "IRS Regulations") set forth a number of provisions which compensatory plans must contain if the compensation paid thereunder is to qualify as "performance-based" for purposes of Section 162(m).

     The 1997 Plan is intended to satisfy the requirements of the IRS Regulations with respect to Options and SARs granted thereunder. The Company is seeking shareholder approval of the 1997 Plan in a good faith effort to qualify compensation received thereunder as a result of Options and SARs granted under the 1997 Plan as "performance-based" for purposes of Section 162(m). If such shareholder approval is not obtained, the 1997 Plan and any Awards previously granted thereunder will be null and void.

RECOMMENDATION AND VOTE

     The Board of Directors of the Company unanimously recommends that the shareholders vote for the proposal to approve the 1997 Plan. Unless otherwise directed, the persons named in the enclosed Proxy will vote the common shares represented by all proxies received prior to the Annual Meeting, and not properly revoked, in favor of the proposal to approve the 1997 Plan.

     SHAREHOLDER APPROVAL OF THE 1997 PLAN WILL REQUIRE THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE COMPANY'S COMMON SHARES, PRE-

SENT IN PERSON OR BY PROXY, AND ENTITLED TO VOTE ON THE PROPOSAL TO APPROVE THE 1997 PLAN. ABSTENTIONS AND BROKER NON-VOTES ARE COUNTED AS PRESENT; THE EFFECT OF AN ABSTENTION OR A BROKER NON-VOTE IS THE SAME AS A "NO" VOTE ON THE PROPOSAL.

                              INDEPENDENT AUDITORS

     The Company engaged KPMG Peat Marwick LLP as its independent auditors to audit its consolidated financial statements for the 1996 fiscal year. KPMG Peat Marwick LLP, together with its predecessor Peat, Marwick, Mitchell & Co., has served as independent auditors for the Company since 1966. The Company's Audit Committee will make its selection of the Company's independent auditors for the 1997 fiscal year at its next meeting, which will be held after the Annual Meeting.

     The Board of Directors expects that representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                           SHAREHOLDER PROPOSALS FOR
                              1998 ANNUAL MEETING

     Any qualified shareholder who desires to present a proposal for consideration at the 1998 Annual Meeting of Shareholders must submit the proposal in writing to the Company. If the proposal is received by the Company on or before November 28, 1997, and otherwise meets the requirements of applicable state and federal law, it will be included in the proxy statement and form of proxy of the Company relating to its 1998 Annual Meeting of Shareholders.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors knows of no other business to be presented for action by the shareholders at the 1997 Annual Meeting of Shareholders other than as set forth in this Proxy Statement. However, if any other matter is properly presented at the Annual Meeting, or at any adjournment(s) thereof, it is intended that the persons named in the enclosed proxy may vote the common shares represented by such proxy on such matters in accordance with their best judgment in light of the conditions then prevailing.

     It is important that proxies be completed and returned promptly; therefore, shareholders who do not expect to attend the Annual Meeting in person are urged to fill in, sign and return the enclosed proxy in the self-addressed envelope furnished herewith.

                                          By Order of the Board of Directors,

                                      /s/ Gordon Zacks
                                          Gordon Zacks,
                                          Chairman of the Board, President
                                            and Chief Executive Officer

March 28, 1997

                                                                         ANNEX A

                            R. G. BARRY CORPORATION
                           1997 INCENTIVE STOCK PLAN

                                     PART I

                                    GENERAL

     1. PURPOSE. The purpose of this R. G. Barry Corporation 1997 Incentive Stock Plan (the "Plan") is to advance the interests of R. G. Barry Corporation or any adopting successor thereto (the "Company") and its present and future subsidiaries and to enhance the value of the shareholders' investment in the Company by encouraging key employees to acquire or increase and retain a financial interest in the Company and thereby encourage the key employees to remain in the employment of the Company and its subsidiaries and to put forth maximum efforts for the success of the Company. In addition, the Plan is intended to enable the Company and its subsidiaries to compete effectively for the services of potential employees by furnishing an additional incentive to join the employment of the Company and its subsidiaries.

     2. ADMINISTRATION OF THE PLAN.

     (a) Committee. The Plan shall be administered by a committee (the "Committee") of at least three persons which shall be either the Compensation Committee of the Board of Directors or such other committee comprised entirely of (i) "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision, and the regulations and rulings thereunder; and (ii) "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule or regulation, as the Board of Directors of the Company may from time to time designate.

     (b) Authority of the Committee. The Committee shall have full power and authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the power and authority specifically granted to it under the Plan or necessary or advisable, in the sole and absolute discretion of the Committee, to the administration of the Plan including, without limitation, the authority to: select from among eligible employees those persons to whom options, stock appreciation rights or restricted share awards may be granted pursuant to the Plan; fix the terms and provisions and restrictions of any option, stock appreciation right or restricted share award granted under the Plan; grant options, stock appreciation rights and restricted share awards; interpret and construe any provision of the Plan or of any option, stock appreciation right or restricted share award granted hereunder; make all required or appropriate determinations under the Plan or any option, stock appreciation right or restricted share award granted hereunder; adopt, amend and rescind such rules and regulations relating to the Plan as the Committee shall determine in its discretion, subject to the express provisions of the Plan; and make all other determinations deemed by it necessary or advisable for the administration of the Plan. All decisions and designations made by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive with respect to all interested parties.

     (c) Vacancies, etc. The Board of Directors shall fill all vacancies, however caused, in the Committee. The Board of Directors may from time to time appoint additional members to the Committee, and may at any time remove one or more Committee members and substitute others. One member of the Committee shall be selected by the Board of Directors to serve as chairman of the Committee. The Committee shall hold its meetings at such times and places as it shall deem advisable. All determinations of the Committee shall be made by a majority of its members. The Committee may appoint a secretary and make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings.

     (d) Indemnification. Each person who is or shall have been a member of the Committee or of the Board of Directors shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of judgment in any such action, suit or proceeding against him; provided that he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company's Articles of Incorporation or Regulations, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or hold him harmless.

     3. ELIGIBILITY.

     (a) General. All full-time employees of the Company, including those who are officers or directors, are eligible to receive options, stock appreciation rights and restricted share awards pursuant to the Plan if selected as a participant; provided, however, that members of the Committee may not participate in the Plan. More than one option, stock appreciation right or restricted share award may be granted to an employee.

     (b) Factors. In determining the employees to whom options, stock appreciation rights and/or restricted share awards are to be granted under the Plan, the Committee shall consider such factors as it deems pertinent in selecting such employees and in determining the type and amount of their respective awards, including, without limitation: (a) the financial condition of the Company and its subsidiaries; (b) anticipated profits for the current or future years; (c) contributions of the employees to the profitability and development of the Company and its subsidiaries; and (d) other compensation provided to employees of the Company.

     (c) No Other Rights. Nothing contained in the Plan, nor any option, stock appreciation right or restricted share award granted pursuant to the Plan, shall confer upon any employee any right to continue in the employment of the Company nor limit in any way the right of the Company to terminate the employment of any employee at any time.

     4. SHARES SUBJECT TO THE PLAN.

     (a) The shares for which options, stock appreciation rights and restricted share awards may be granted under the Plan shall consist of 450,000 Common Shares, par value $1.00 per share (the "Common Shares"), of the Company; provided, however, that whatever number of said Common Shares is not issued pursuant to the exercise of options, stock appreciation rights and restricted share awards at the time of any stock split, stock dividend or other change in the Company's capitalization shall be appropriately and proportionately adjusted to reflect such stock split, stock dividend or other change in capitalization.

     (b) Common Shares subject to the Plan may be, at the discretion of the Board of Directors, either authorized and unissued Common Shares or Common Shares reacquired by the Company and held as treasury shares.

     (c) If any outstanding option or stock appreciation right under the Plan for any reason expires or is terminated without having been exercised in full or surrendered in full in connection with the exercise of a stock appreciation right, the Common Shares allocable to the unexercised portion of such option or stock appreciation right shall (unless the Plan shall have been terminated) become available for subsequent grants of options, stock appreciation rights and restricted share awards under the Plan. If any Common Shares issued pursuant to a restricted share award under the Plan are forfeited to the Company or otherwise acquired by the Company, such Common Shares shall become available for subsequent grants of options, stock appreciation rights and restricted share awards under the Plan.

     5. EFFECTIVE DATE AND TERMINATION OF PLAN.

     The Plan was approved by the affirmative vote of the Board of Directors and became effective on February 20, 1997; provided, however, that, if the Plan is not approved by the shareholders of the Company within twelve (12) months following such adoption, the Plan and all outstanding options, stock appreciation rights and restricted shares, if any, shall be deemed null and void and shall be of no force or effect. No options or stock appreciation rights granted under the Plan may be exercised and no restricted share award shall become vested prior to approval of the Plan by the shareholders of the Company. This Plan shall terminate upon the earlier of (i) February 19, 2007; or (ii) the date on which all Common Shares available for issuance under the Plan have been issued pursuant to restricted share awards or the exercise of options granted hereunder or with respect to which payments have been made upon the exercise of a stock appreciation right or other rights; or (iii) the determination of the Board that the Plan shall terminate. No options, stock appreciation rights or restricted share awards may be granted under the Plan after such termination date, provided that the options, stock appreciation rights and restricted share awards granted and outstanding on such date shall continue to have force and effect in accordance with the provisions of the documents evidencing such options, stock appreciation rights and restricted share awards.

     6. AMENDMENT OF THE PLAN.

     The Board of Directors may from time to time amend or modify or make such changes in and additions to this Plan as it may deem desirable, without further action on the part of the shareholders of the Company except as such shareholder approval may be required (a) to satisfy the requirements of Rule 16b-3 under the Exchange Act, or any successor rule or regulation; (b) to satisfy applicable requirements of the Code; or (c) to satisfy applicable requirements of any securities exchange on which are listed any of the Company's equity securities. No such action to amend the Plan shall reduce the then-existing number of options, stock appreciation rights or restricted shares granted to any employee or adversely change the terms and conditions thereof without such employee's consent.

     7. NOTICES.

     Each notice relating to this Plan shall be in writing and delivered in person or by first class or certified mail to the proper addressee. Each notice shall be deemed to have been given on the date it is received. Each notice to the Committee shall be addressed as follows:

              R. G. Barry Corporation
              13405 Yarmouth Road, N.W.
              Pickerington, Ohio 43147
              Attention: Secretary

     Each notice to a holder of options, stock appreciation rights or restricted shares (or other person or persons then entitled to exercise an option or stock appreciation right) shall be addressed to the holder (or such other person or persons), at the holder's address set forth in the Company's current personnel records. Anyone to whom a notice may be given under this Plan may designate, in writing, a new address by notice to that effect.

     8. DEFINITIONS.

     (a) The term "Code," when used in this Plan, shall mean the Internal Revenue Code of 1986, as amended, or any successor provision.

     (b) The term "subsidiary," when used in this Plan, shall have the meaning set forth in Section 424 of the Code.

                                    PART II

            OPTIONS, STOCK APPRECIATION RIGHTS AND RESTRICTED SHARES

     9. GRANT OF OPTIONS, STOCK APPRECIATION RIGHTS OR RESTRICTED SHARES.

     (a) To the extent not inconsistent with the provisions of this Plan, the Committee shall fix the terms and provisions and restrictions of options and stock appreciation rights, including the number of Common Shares to be subject to each option or stock appreciation right, the dates on which options or stock appreciation rights may be fully or partially exercised, the minimum period (if any) during which the same must be held until exercisable and the expiration dates thereof. In addition, to the extent not inconsistent with the provisions of this Plan, the Committee shall fix the terms and conditions of restricted share awards, as described in Section 9(f) of the Plan. During the period in which this Plan remains in effect, no person shall be granted options, stock appreciation rights and/or restricted shares under this Plan covering, in the aggregate, more than 100,000 Common Shares, subject to adjustments upon changes in capitalization. Options, stock appreciation rights and restricted shares granted hereunder shall be evidenced by a written agreement (an "Agreement") between the employee and the Committee. The Agreement shall contain such terms, conditions and limitations as provided by the Committee, but shall also be subject to the provisions of this Section 9 and other applicable Sections of Part II of this Plan.

     (b) It is intended that certain options granted pursuant to this Plan shall constitute incentive stock options within the meaning of Section 422 of the Code ("Incentive Stock Options"). Non-qualified stock options may also be granted under this Plan in accordance with the Plan's terms and conditions. An eligible employee may be granted Incentive Stock Options, non-qualified stock options or both, but only on the terms and subject to the restrictions set forth in this Plan.

     (c) Notwithstanding anything in this Plan to the contrary, no person shall be eligible to receive an Incentive Stock Option if, at the time of grant, such person owns of record and beneficially more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, then outstanding and entitled to vote; provided, however, that the foregoing limitation shall not apply if the option price at the time the option is granted is at least one hundred ten percent (110%) of the fair market value (as defined in Section 9(e) of this Plan) of the Common Shares subject to the option on the date of grant of the option and the option term is not more than five (5) years. Further, the aggregate fair market value (determined at the time the option is granted) of the Common Shares with respect to which Incentive Stock Options are exercisable for the first time by the option holder during any calendar year (under all stock option plans of the Company) shall not exceed One Hundred Thousand Dollars ($100,000).

     (d) Subject to the exception set forth in Section 9(c) of this Plan, the purchase price of the Common Shares covered by each option shall not be less than one hundred percent (100%) of the fair market value of such Common Shares on the date of grant of such option.

     (e) The fair market value of Common Shares on a particular date shall be the closing sale price for the Company's Common Shares as reported on any securities exchange on which the Company's Common Shares may be listed on such date or, if no such sale occurred on that date, then for the next preceding date on which a sale was made. If the Common Shares should be no longer listed on a securities exchange, the fair market value shall be determined by the Committee. Subject to the foregoing, the Committee, in fixing the purchase price, shall have full authority and discretion and be fully protected in doing so.

     (f) To the extent not inconsistent with the terms of this Plan, the Committee may grant restricted share awards to employees who are eligible to participate in the Plan. Restricted share awards will consist of Common Shares transferred to an employee who is eligible to participate in the Plan without other payment therefor (other than the payment of the par value of such Common Shares if required by applicable law) as additional compensation for his or her services to the Company or one of its subsidiaries. Restricted share awards shall be subject to such terms and conditions as the Committee determines appropriate including, without limitation, restrictions on the sale or other disposition of such shares and rights of the Company to reacquire such shares upon termination of the employee's employment within specified periods. Subject to such other restrictions as are imposed by the Committee, the Common Shares covered by a restricted share award granted to an eligible employee under the Plan may be sold or otherwise disposed of only after six (6) months from the grant date of the award.

     (g) An option, stock appreciation right or restricted share award granted hereunder shall provide as determined by the Committee for appropriate arrangements for the satisfaction by the Company and the holder of all federal, state, local or other income, excise or employment taxes or tax withholding requirements applicable to the issuance or lapse of restrictions on transfer of restricted shares or the exercise of any option or stock appreciation right or the later disposition of the Common Shares or other property acquired upon exercise thereof and all such additional taxes or amounts as determined by the Committee in its discretion, including, without limitation, the right of the Company to receive transfers of Common Shares or other property from such holder or to deduct or withhold in the form of cash or shares from any transfer or payment to such holder, in such amount or amounts deemed required or appropriate by the Committee in its sole and absolute discretion.

     (h) The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected option holder or option holders, the cancellation of any or all outstanding options granted under the Plan and the grant in substitution therefor of new options under the Plan (subject to the limitations hereof) covering the same or different numbers of Common Shares at an option price per share in all events not less than the fair market value of the Common Shares on the new grant date (as determined under Section 9(e)).

     10. NOTICE OF GRANT OF OPTION, STOCK APPRECIATION RIGHT OR RESTRICTED SHARE AWARD.

     Upon the granting of any option, stock appreciation right or restricted share award to an employee, the Committee shall promptly cause such employee to be notified of the fact of such grant. The date on which an option, stock appreciation right or restricted share award shall be granted shall be the date of the Committee's authorization of such grant or such later date as may be determined by the Committee at the time such grant is authorized, subject to satisfaction of any conditions the Committee may place on the effectiveness of the grant.

     11. ADJUSTMENTS AND CHANGES IN THE COMMON SHARES.

     (a) In the event that the Common Shares as presently constituted shall be changed into or exchanged for a different kind of shares or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise) or if the number of such shares shall be increased through the payment of a stock dividend, then except as otherwise provided in Section 12 hereof, there shall be substituted for or added to each share of the Company theretofore appropriated or thereafter subject or which may become subject to an option or other award under this Plan, the number and kind of shares or other securities into which each outstanding share of the Company shall be so changed, or for which each such share shall be exchanged, or to which the holder of each such share shall be entitled, as the case may be. Outstanding options or other awards under this Plan shall also be appropriately amended as to price and other terms as may be necessary to reflect the foregoing events. In the event there shall be any other change in the number or kind of the outstanding shares of the Company, or of any shares or other securities into which such shares shall have been changed, or for which they shall have been exchanged, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in any option or other award theretofore granted under the Plan or which may be granted under the Plan, such adjustment shall be made in accordance with such determination. Fractional shares resulting from any adjustment pursuant to this Section 11 shall be rounded down to the nearest whole number of shares.

     (b) Notwithstanding the foregoing, any and all adjustments in connection with an Incentive Stock Option shall comply in all respects with Sections 422 and 424 of the Code and the regulations promulgated thereunder.

     (c) Notice of any adjustment shall be given by the Company to each holder of an option or other award under this Plan which shall have been so adjusted, provided that such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan and any instrument or agreement issued thereunder.

     12. ACCELERATION OF AWARDS.

     (a) In the event that the Company or its shareholders enter into one or more agreements to dispose of all or substantially all of the assets or fifty percent or more of the outstanding capital stock of the Company by means of sale (whether as a result of a tender offer or otherwise), merger, reorganization or liquidation in one or a series of related transactions (each, an "Acceleration Event"), then each option and stock appreciation right outstanding under the Plan shall become exercisable during the fifteen days immediately prior to the scheduled consummation of the Acceleration Event with respect to the full number of Common Shares for which such option or stock appreciation right has been granted; provided, however, that no such Acceleration

Event shall occur in the event that (i) the primary purpose of the transaction is to change the Company's domicile solely within the United States, (ii) the terms of the agreement(s) require as a prerequisite for the consummation of the transaction that each such option or stock appreciation right shall either be assumed by the successor corporation or parent thereof or be replaced with a comparable option to purchase shares of capital stock of the successor corporation or parent thereof or stock appreciation right, or (iii) the transaction is approved by a majority of the members of the Board of Directors of the Company who had either been in office for more than twelve months prior to such transaction or had been elected, or nominated for election by the Company's shareholders, by the vote of three-fourths of the directors then still in office who were directors at the beginning of such twelve-month period; and provided further that any such exercise of an option or stock appreciation right during such fifteen day period shall be conditioned upon the consummation of such transaction and shall be effective only immediately before such consummation, except to the extent that the holder may indicate, in writing, that such exercise is unconditional with regard to all or part of the unaccelerated portion of the option or stock appreciation right. Upon consummation of the Acceleration Event, all outstanding options and stock appreciation rights, whether or not accelerated, shall terminate and cease to be exercisable, unless assumed by the successor corporation or parent thereof.

     (b) Subject to the six month holding requirement of Section 9(f) and unless otherwise provided in the Agreement pursuant to which the restricted shares are granted, in the event an Acceleration Event (as defined in Section 12(a)) shall occur, all terms and conditions of the restricted share awards shall be deemed satisfied as of the date of the Acceleration Event, including all restrictions on transfer of the restricted shares.

     (c) The grant of options, stock appreciation rights or restricted share awards under this Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     13. STOCK APPRECIATION RIGHTS.

     (a) The Committee may, in its sole and absolute discretion, grant a stock appreciation right (an "SAR"), either alone or in conjunction with any option granted under the Plan. An SAR granted in conjunction with an option may be granted at the time said option is granted or (in the case of options other than Incentive Stock Options) at a later date during the term of the option with respect to an existing option (except as otherwise provided in Section 5 of this Plan).

     (b) An option holder who is granted an SAR may exercise the SAR by oral or written notice to the Company, stating the number of Common Shares with respect to which the SAR is being exercised, to the extent that said SAR is then exercisable. Any oral notice of exercise of said SAR shall be confirmed in writing in all cases no later than the date of payment to the option holder. In the event of the exercise of an SAR granted in conjunction with an option, the obligation of the Company in respect of the option to which the SAR relates (or such portion thereof) shall be discharged by payment of the SAR so exercised.

     (c) The Agreement evidencing any SAR granted hereunder shall set forth the method of computation and form of payment of the SAR and such other terms and conditions as determined by the Committee in its discretion or as otherwise required by this Plan, provided that no SAR granted in conjunction with an option shall exceed the difference between one hundred percent (100%) of the then fair market value (as determined under Section 9(e)) on the date of exercise of the Common Shares subject to the option or portion thereof surrendered by the option holder, and the aggregate option exercise price of such Common Shares. Without limiting the generality of the foregoing, the Committee may provide for the payment of an SAR in cash or in Common Shares valued at fair market value as of the date of exercise, or in any combination thereof as determined by the Committee.

     (d) Notwithstanding any contrary provision hereof: (i) each SAR shall expire upon its stated maturity date or, in the case of an SAR granted in conjunction with an option, upon the expiration of the option to which such SAR relates, and each SAR granted in conjunction with an option shall be exercisable only to the extent the option to which such SAR relates is then exercisable (further subject to such additional conditions and restrictions as may be imposed by the Committee), and (ii) in the case of any SAR related to an Incentive Stock Option granted hereunder, said SAR shall be exercisable only when the then fair market value of the Common Shares subject to the option (or portion thereof) surrendered by the option holder exceeds the exercise price of such option (or such portion thereof).

     (e) References in this Plan to the term "option" shall, where appropriate, include an SAR.

     14. ADDITIONAL PROVISIONS.

     Any Agreements authorized under the Plan shall contain such other provisions as the Committee and the Board of Directors of the Company shall deem advisable which are not inconsistent with the terms herein stated. All Incentive Stock Option Agreements shall contain such limitations and restrictions upon the exercise of the option governed thereby as shall be necessary in order that such option will be an "incentive stock option" as defined in Section 422 of the Code, or to conform to any change in the applicable law, rulings or regulations.

     15. EXERCISE OF OPTIONS.

     Each option granted under this Plan shall be exercisable on such date or dates and during such period and for such number of Common Shares as shall be determined pursuant to the terms of the Agreement evidencing such option. An option may be exercised by notice given to the Committee in such form as the Committee shall require. No fractions of a Common Share may be purchased by an option holder upon exercising his option, and to the extent that the use of fractional or percentage computations would otherwise give rise to the right of the option holder to purchase a fraction of a Common Share, the total Common Shares subject to exercise shall be adjusted down to the nearest whole number.

     16. EXERCISE AFTER TERMINATION OF EMPLOYMENT.

     (a) Except as otherwise provided in the Plan, an option holder's options
(i) are exercisable only while the option holder is in the employment of the Company and then only if the options have become exercisable by their terms, and
(ii) if not exercisable by their terms at the time the option holder ceases to be in the employment of the Company, shall immediately expire on the date of termination of employment.

     (b) Except as otherwise provided in this Section 16, any option holder's option which is exercisable by its terms at the time the option holder ceases to be in the employment of the Company must be exercised on or before the earlier of three (3) months after the date of termination of employment or the fixed expiration date of such option after which period such option shall expire. If an option holder is terminated for willful, deliberate or gross misconduct (such as, for example, dishonesty), however, all options granted to such option holder shall, to the extent not previously exercised, expire immediately upon such termination.

     (c) In the event of the death of an option holder (i) while in the employment of the Company or (ii) within three (3) months after his termination of employment other than for willful, deliberate or gross misconduct, each of that option holder's unexercised options (whether or not then exercisable by their terms) shall become immediately exercisable by his estate for a period ending on the earlier of the fixed expiration date of such option or twelve months after the date of death, after which period such option shall expire. For purposes hereof, the estate of an option holder shall be defined to include the legal representatives thereof or any person who has acquired the right to exercise an option by reason of the death of the option holder.

     (d) In the case of any options, other than Incentive Stock Options, in the event of the termination of employment by reason of the permanent disability (as defined below) of the option holder, each of that option holder's unexercised options (whether or not then exercisable by their terms) shall become exercisable for a period ending on the earlier of the fixed expiration date of such option or twelve months from the date of termination of employment, after which period such option shall expire. For purposes of this Section 16(d), "permanent disability" shall be deemed to be the inability of the option holder to perform the duties of his job with the Company because of a physical or mental disability as evidenced by the opinion of a Company-approved doctor of medicine licensed to practice medicine in the United States of America.

     (e) In the case of any options, other than Incentive Stock Options, in the event of the normal retirement of the option holder, each of that option holder's unexercised options (whether or not then exercisable by its terms) granted to that option holder on or before his 65th birthday shall become immediately exercisable for a period ending on the earlier of the fixed expiration date of such option or twelve months after the date of death, after which period such option shall expire. Also, in the event of the normal retirement of the option holder, each of that option holder's unexercised options, other than Incentive Stock Options (whether or not then exercisable by its terms) granted to that option holder after his 65th birthday and held for a period of at least twelve consecutive months of active employment with the Company after the date of grant shall become immediately exercisable for a period ending on the earlier of the fixed expiration date of such option or twelve months after the date of death, after which period such option shall expire. For purposes of this Section 16(e), retirement shall be deemed to be "normal retirement" if the option holder is at least 65 years of age and has completed at least five consecutive years of employment with the Company at the date of retirement.

     (f) In the case of Incentive Stock Options, in the event of the termination of employment by reason of the permanent disability or the normal retirement of the option holder (as defined in Sections 16(d) and (e), respectively, above), each Incentive Stock Option then held by the option holder shall become exercisable and terminate on the earlier of the period ending three months after the termination of employment or the fixed expiration date of such option; provided, however, that, if such termination of employment occurs by reason of "disability" within the meaning of Section 22(e)(3) of the Code, said three-month period shall be extended to twelve months.

     17. PAYMENT FOR COMMON SHARES.

     Common Shares which are subject to an option shall be transferred only upon exercise of the option in whole or in part and upon full payment of the purchase price for the Common Shares as to which the option is exercised. The option price shall be payable upon exercise of the option in United States dollars in cash (including check, bank draft or money order). If permitted by the Committee, the option price may also be paid (a) by delivery of Common Shares of the Company already owned by the option holder, or (b) by delivery of a combination of Common Shares and cash. Any Common Shares delivered to the Company in payment of the option price shall be valued at their fair market value (as defined in Section 9(e) of this Plan) on the date of delivery. An employee to whom an option or stock appreciation right has been granted shall have none of the rights of a shareholder with respect to the Common Shares to be acquired until such Common Shares are issued to him.

     18. TERMINATION OF OPTION OR STOCK APPRECIATION RIGHT.

     Each option and stock appreciation right shall terminate in any event no later than ten (10) years from the date of grant except as provided in Section 9(c) of this Plan. In the case of any option or stock appreciation right providing for exercise in installments, unless the option or stock appreciation right has been canceled, on termination of employment by reason of death prior to the next succeeding maturity date of an installment, the option or stock appreciation right shall be exercisable with respect to a proportionate part of such installment based upon the number of days of employment during the period of such installment in relation to the total number of days in such period.

     19. ASSIGNABILITY.

     With the permission of the Committee, a person who has been granted a non-qualified stock option (that is, a stock option that is not an Incentive Stock Option) under the Plan, may transfer such option to a revocable inter vivos trust as to which the option holder is the settlor or may transfer such a stock option to a "Permissible Transferee." A Permissible Transferee shall be defined as any member of the immediate family of the option holder, any trust, whether revocable or irrevocable, solely for the benefit of members of the option holder's immediate family, or any partnership whose only partners are members of the option holder's immediate family. Any such transferee of a non-qualified stock option shall remain subject to all of the terms and conditions applicable to such non-qualified stock option and subject to the rules and regulations prescribed by the Committee. A non-qualified stock option may not be retransferred by a Permissible Transferee except by will or the laws of descent and distribution and then only to another Permissible Transferee. Other than as described above, an option, stock appreciation right or restricted share award granted under the Plan may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the employee to whom granted, may be exercised only by him, his guardian or legal representative.

     20. LAWS AND REGULATIONS.

     (a) The Plan and all options, stock appreciation rights and restricted share awards granted pursuant to it are subject to all laws and regulations of any governmental authority which may be applicable thereto, and notwithstanding any provisions of this Plan or the options, stock appreciation rights or restricted share awards granted hereunder, the holder of an option, a stock appreciation right or restricted share award shall not be entitled to exercise such option, stock appreciation right or restricted share award, nor shall the Company be obligated to issue any Common Shares or pay any cash under the Plan to the holder, if such exercise, issuance or payment shall constitute a violation by the holder or the Company of any provisions of any such law or regulation.

     (b) The Company, in its discretion, may postpone the issuance and delivery of Common Shares upon any exercise of an option or the grant of a restricted share award until completion of any stock exchange listing or registration or other qualification of such Common Shares under any state or federal law, rule or regulation as the Company may consider appropriate; and may require any person exercising an option or receiving a restricted share award to make such representations and furnish such information as it may consider appropriate in connection with the issuance of the Common Shares in compliance with applicable law.

     (c) Common Shares issued and delivered upon exercise of an option or stock appreciation right or pursuant to a restricted share award shall be subject to such restrictions on trading, including appropriate legending of certificates to that effect, as the Company, in its discretion, shall determine are necessary to satisfy applicable legal requirements and obligations.

     21. USE OF PROCEEDS.

     The proceeds received by the Company from the sale of Common Shares pursuant to the options or other awards granted under this Plan shall be used for general corporate purposes.

     22. EXPENSES.

     The expenses of the Plan shall be borne by the Company.

                            R. G. BARRY CORPORATION
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 16, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

       The undersigned holder(s) of common shares of R. G. Barry Corporation (the "Company") hereby constitutes and appoints Gordon Zacks and Richard L. Burrell, or either of them, the Proxy or Proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of the Company to be held on Friday, May 16, 1997, at the Company's executive offices, 13405 Yarmouth Road, N.W., Pickerington, Ohio, at 2:30 P.M., local time, and any adjournment(s) thereof, and to vote all of the common shares which the undersigned is entitled to vote at such Annual Meeting or at any adjournment(s) thereof.

       WHERE A CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED OR NOT VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM NO. 1 AS DIRECTORS OF THE COMPANY AND FOR PROPOSAL NOS. 2 AND 3. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) THEREOF OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.

       All proxies previously given or executed by the undersigned are hereby revoked. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement for the May 16, 1997 meeting and Annual Report to Shareholders for the fiscal year ended December 28, 1996.

                                          R. G. BARRY CORPORATION
                                          P.O. BOX 11152
                                          NEW YORK, NY 10203-0152

            (Continued, and to be executed and dated on other side.)

         1.       ELECTION OF DIRECTORS

      [ ]       FOR all nominees     [ ] WITHHOLD AUTHORITY            [ ] *EXCEPTIONS
                listed below            to vote for all nominees
                                        listed
                                        below

NOMINEES:      Harvey M. Krueger      William Giovanello      Leopold Abraham II

*(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK
              THE "EXCEPTIONS" BOX AND STRIKE A LINE THROUGH THAT NOMINEE'S
              NAME.)

         2. To adopt the proposed amendment to Paragraph I of Article FOURTH of the Company's Articles of Incorporation which would increase the authorized number of common shares from 15,000,000 to 22,500,000.

      [ ]  FOR  [ ] AGAINST  [ ] ABSTAIN

         3.       To approve the R. G. Barry Corporation 1997 Incentive Stock
                  Plan.

      [ ]  FOR  [ ] AGAINST  [ ] ABSTAIN

         4. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournment(s) thereof.

                                               Address Change         [ ]
                                               Mark Here

                                          Please sign exactly as your name
                                          appears hereon. When common shares are
                                          registered in two names, both
                                          shareholders should sign. When signing
                                          as attorney, executor, administrator,
                                          guardian or trustee, please give full
                                          title as such. If shareholder is a
                                          corporation, please sign in full
                                          corporate name by President or other
                                          authorized officer. If shareholder is
                                          a partnership, please sign in
                                          partnership name by authorized person.
                                          (Please note any change of address on
                                          this proxy.)

                                          Dated:

                                          _______________________________, 1997


                                          _____________________________________
                                          Signature of Shareholder(s)

                                          _____________________________________
                                          Signature of Shareholder(s)

 PLEASE FILL IN, SIGN, DATE AND RETURN IT PROMPTLY USING THE ENCLOSED ENVELOPE.

Votes must be indicated (X) in Black or Blue ink. [X]